Exhibit 10.30

Execution Version

CONTRACT OF PURCHASE AND SALE

BETWEEN

KBS CAPITAL ADVISORS LLC, PURCHASER

AND

GREENHOUSE OFFICE INVESTORS I, LLC, SELLER

September 19, 2016

TABLE OF CONTENTS

1.		Purchase and Sale	1

2.		Purchase Price	1

3.		Payment of Purchase Price	1

	3.2	Independent Consideration	2
	3.3	Closing Payment	3

4.		Title Matters: Due Diligence Review; Estoppel Certificates; Conditions Precedent	3

	4.1	Title Matters	3
	4.2	Due Diligence Reviews	6
	4.3	Tenant Estoppel Certificates	11
	4.4	Conditions Precedent to Obligations of Purchaser	12
	4.5	Mortgage Contingency	13
	4.6	Conditions Precedent to Obligations of Seller	13

5.		Closing	13

	5.1	Seller Deliveries	14
	5.2	Purchaser Deliveries	16
	5.3	Closing Costs	17
	5.4	Prorations	17

6.		Condemnation or Destruction of Property	21

7.		Representations, Warranties and Covenants	22

	7.1	Representations, Warranties and Covenants of Seller	22
	7.2	Interim Covenants of Seller	26
	7.3	Representations, Warranties and Covenants of Purchaser	28

8.		Release	29

	8.1	RELEASE	29
	8.2	Survival	29

9.		Remedies For Default and Disposition of the Initial Deposit and the Additional Deposit	29

	9.1	SELLER DEFAULTS	29
	9.2	PURCHASER DEFAULTS	30
	9.3	Disposition of Deposit	31
	9.4	Survival	31

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10.		Miscellaneous	31

	10.1	Brokers	31
	10.2	Limitation of Liability	31
	10.3	Exhibits; Entire Agreement; Modification	32
	10.4	Business Days	32
	10.5	Interpretation	32
	10.6	Governing Law	32
	10.7	Construction	33
	10.8	Successors and Assigns	33
	10.9	Notices	33
	10.10	Third Parties	35
	10.11	Legal Costs	35
	10.12	Counterparts	35
	10.13	Effectiveness	36
	10.14	No Implied Waivers	36
	10.15	Discharge of Seller’s Obligations	36
	10.16	No Recordation	36
	10.17	Unenforceability	36
	10.18	Waiver of Trail by Jury	36
	10.19	Disclosure	37
	10.20	Designation of Reporting Person	37
	10.21	Tax Reduction Proceedings	37
	10.22	Press Releases	38
	10.23	Notice to Purchaser – Harris County Municipal Utility District No. 345	38
	10.24	Notice to Purchaser – Deed Restrictions (Restrictive Covenants)	38
	10.25	Survival	38

EXHIBITS

Exhibit A	-	Land
Exhibit B	-	Personal Property
Exhibit C	-	Required Tenants
Exhibit D-1	-	Tenant Estoppel Certificate
Exhibit D-2	-	Tenant Estoppel Certificate (AECOM)
Exhibit E	-	As–Is Acknowledgment
Exhibit F	-	Special Warranty Deed
Exhibit G	-	Assignment and Assumption of Leases and Contracts
Exhibit H	-	Bill of Sale and General Assignment
Exhibit I	-	Certification of Non-Foreign Status
Exhibit J	-	Form of Tenant Notice
Exhibit K	-	Intentionally Omitted
Exhibit L	-	Form of Owner's Title Certificate
Exhibit M	-	Inspection Documents
Exhibit N	-	Lease Exhibit

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Exhibit O	-	Maintenance, Service and Supply Contracts, and Equipment Leases
Exhibit P	-	Leasing Commission Agreements
Exhibit Q	-	Escrow Agreement
Exhibit R	-	Form of MUD Notice
Exhibit S	-	Form of Restrictive Covenant Notice

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CONTRACT OF PURCHASE AND SALE
THIS CONTRACT OF PURCHASE AND SALE (this “Agreement”) is made and entered into as of September 19, 2016 (the “Effective Date”), by and between GREENHOUSE OFFICE INVESTORS I, LLC, a Delaware limited liability company having an address c/o JP Morgan Investment Management Inc., 270 Park Avenue, New York, New York 10017 (“Seller”) and KBS CAPITAL ADVISORS LLC, a Delaware limited liability company, having an address at 800 Newport Center Drive, Suite 700, Newport Beach, California 92660 (“Purchaser”).
W I T N E S S E T H:
A.Seller shall sell to Purchaser, and Purchaser shall purchase from Seller, at the price and upon the terms and conditions set forth in this Agreement, (a) that certain parcel of land commonly known as 19219 Katy Freeway, Houston, Texas, and more particularly described on Exhibit A attached hereto (the “Land”), (b) the buildings, improvements, and structures located on and in the Land (collectively, the “Improvements”), (c) all other easements and rights appurtenant to the Land, if any (collectively, the “Appurtenant Rights”, and together with the Land and the Improvements, the “Real Property”), (d) all right, title and interest of Seller in, to and under the Leases (as hereinafter defined), and, to the extent assignable, the Contracts (as hereinafter defined), (e) all right, title and interest of Seller, if any, in and to the fixtures, equipment and other tangible personal property owned by Seller and, located on, and used exclusively in connection with, the Real Property (collectively, the “Personal Property”), including, without limitation, those items listed on the attached Exhibit B, and (f) to the extent assignable without consent or payment of any kind, all right, title and interest of Seller in, to and under any governmental permits, licenses and approvals, warranties and guarantees that Seller has received in connection with any work or services performed with respect to, or equipment installed in, the Improvements (collectively, the “Intangible Property”, and together with the Real Property, the Leases, the Contracts, the Personal Property and the Intangible Property, collectively, the “Property”).
B.    Purchaser acknowledges that the Property is being sold on an “AS IS” “WHERE IS” and “WITH ALL FAULTS” basis on the terms and conditions hereinafter set forth.
NOW, THEREFORE, for $10.00 in hand paid and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:
1.Purchase and Sale. Upon the terms and conditions hereinafter set forth, Seller shall sell to Purchaser, and Purchaser shall purchase from Seller, the Property.
2.    Purchase Price. The purchase price (the “Purchase Price”) for the Property shall be the sum of Forty Seven Million Dollars ($47,000,000.00).
3.    Payment of Purchase Price. The Purchase Price shall be paid to Seller by Purchaser as follows:

3.1.1    Initial Deposit. Within three (3) Business Days (as hereinafter defined) after the Effective Date, Purchaser shall deposit with Commonwealth Land Title Insurance Company, at its offices at 4100 Newport Place Drive, Suite 120, Newport Beach, CA 92660, Attention: Joy Eaton (Tel. (949) 724-3145, email: joyeaton@cltic.com) (in its capacity as escrow agent, “Escrowee”), by wire transfer of immediately available federal funds to an account designated by Escrowee (the “Escrow Account”), the sum of Two Hundred Fifty Thousand Dollars ($250,000) (together with all interest thereon, but excluding the Independent Consideration (as hereinafter defined), the “Initial Deposit”), which Initial Deposit shall be held by Escrowee pursuant to the escrow agreement (the “Escrow Agreement”) attached hereto as Exhibit Q and hereby made a part hereof. If Purchaser shall fail to deposit the Initial Deposit with Escrowee within three (3) Business Days after the Effective Date, at Seller’s election, this Agreement shall be null, void ab initio and of no force or effect.
3.1.2    Additional Deposit. Within one (1) Business Day after the Due Diligence Period (as hereinafter defined), Purchaser shall deposit with Escrowee, by wire transfer of immediately available federal funds to the Escrow Account, the sum of Seven Hundred Fifty Thousand Dollars ($750,000.00) (together with all interest thereon, the “Additional Deposit”; the Initial Deposit and the Additional Deposit, collectively, the “Deposit”), which Additional Deposit shall be held by Escrowee in accordance with the terms and conditions of the Escrow Agreement. If Purchaser shall timely deliver an Asset Approval Notice (as hereinafter defined) but shall fail to deposit the Additional Deposit prior to the expiration of the Due Diligence Period, Escrowee shall promptly following the fifth (5th) Business Day after the expiration of the Due Diligence Period return the Initial Deposit to Purchaser (provided, however, that if Seller has notified Purchaser in writing that Purchaser is in breach of any of its obligations under this Agreement (a “Pre-Closing Breach”), Escrowee shall release the Initial Deposit to Purchaser, less any amounts Seller notifies Purchaser and Escrowee in writing (which notification must be given no more than five (5) Business Days after the expiration of the Due Diligence Period) that Escrowee needs to holdback to cover any loss estimated by Seller to have occurred as a result of Purchaser’s Pre-Closing Breach (“Pre-Closing Breach Amount”), which Pre-Closing Breach Amount shall be held by Escrowee until such time as either (x) Purchaser and Seller reach an agreement and jointly notify Escrowee in writing as to the amount Seller is owed for Purchaser’s Pre-Closing Breach, and the remaining amount, if any, to be released to Purchaser, or (y) the Purchaser’s Pre-Closing Breach has been fully adjudicated and Escrowee receives a final judgment, order, ruling or injunction issued by a court of competent jurisdiction), and this Agreement shall be automatically deemed terminated and Seller and Purchaser shall be released from further obligation or liability hereunder (except for those obligations and liabilities which, pursuant to the terms of this Agreement, survive such termination). Notwithstanding the foregoing or anything to the contrary contained herein, the failure of Seller to assert a Pre-Closing Breach prior to the expiration of the five (5) Business Day period following the expiration of the Due Diligence Period provided for herein shall not in any way constitute a waiver of Seller’s rights to subsequently assert the existence of such Pre-Closing Breach.
3.2    Independent Consideration. A portion of the amount deposited by Purchaser pursuant to Section 3.1.1, in the amount of One Hundred Dollars ($100) (the “Independent Consideration”) shall be earned by Seller upon execution and delivery of this Agreement by Seller and Purchaser. Seller and Purchaser hereby mutually acknowledge and agree that the

Independent Consideration represents adequate bargained for consideration for Seller’s execution and delivery of this Agreement and Purchaser’s right to have inspected the Property pursuant to the terms of this Agreement. The Independent Consideration is in addition to and independent of any other consideration or payment provided for in this Agreement and is nonrefundable in all events. Upon the Closing (as hereinafter defined) or the termination of this Agreement, the Independent Consideration shall be paid to Seller.
3.3    Closing Payment. Provided that all conditions precedent expressly set forth in this Agreement to Purchaser’s obligations hereunder have been satisfied or waived by Purchaser, the Purchase Price, as adjusted by the application of the Deposit and by the prorations and credits specified herein, shall be (i) deposited by Purchaser by wire transfer of immediately available federal funds to an account or accounts designated by Escrowee and (ii) paid by Escrowee to Seller on the Closing Date (as hereinafter defined) by wire transfer of immediately available federal funds to an account or accounts designated in writing by Seller on the Closing Date (the amount being paid under this Section 3.3 being herein called the “Closing Payment”).
4.    Title Matters; Due Diligence Review; Estoppel Certificates; Conditions Precedent.
4.1    Title Matters.
4.1.1    Title to the Property.
(a)    As a condition to the Closing, Commonwealth Land Title Insurance Company, at its offices at 801 Figueroa Street, Suite 870, Los Angeles, CA 90017, Attention: Anthony Behrstock (Tel. (213) 330-2333, email: tbehrstock@cltic.com) (in its capacity as title insurer, the “Title Company”) shall have committed to insure Purchaser as the fee owner of the Real Property in the amount of the Purchase Price by issuance of a standard Texas form (T-1) owner’s title insurance policy issued by the Title Company in the State of Texas, exclusive of any endorsement thereto (the “Owner’s Policy”), subject only to the Permitted Exceptions (as hereinafter defined). It is understood that Purchaser may request extended coverage and a number of endorsements to the Owner’s Policy. Purchaser shall satisfy itself prior to the expiration of the Due Diligence Period that the Title Company will be willing to issue such extended coverage and endorsements at Closing; however, the issuance of such extended coverage and endorsements shall not be conditions to Closing for Purchaser’s benefit.
(b)    Purchaser has ordered prior to the date hereof, (i) a commitment from the Title Company for an owner’s fee title insurance policy or policies with respect to the Real Property (the “Title Commitment”) together with copies of each of the title exceptions noted therein, together with true, legible and complete copies of all instruments giving rise to any defects or exceptions to title to the Real Property, and (ii) a survey of the Real Property prepared by a surveyor registered in the State of Texas, certified by said surveyor to Purchaser and Seller as having been prepared in accordance with the minimum detail requirements of the ALTA land survey requirements (the “Survey”). If any exceptions(s) to title to the Real Property should appear in the Title Commitment other than the Permitted Exceptions (such exception(s) being herein called, collectively, the “Unpermitted Exceptions”), subject to which Purchaser is unwilling to accept title, Purchaser shall provide Seller with written notice (the “Title Objection

Notice”) thereof on or before the expiration of the Due Diligence Period, TIME BEING OF THE ESSENCE. Seller, in its sole and absolute discretion, may undertake to eliminate the same subject to the terms and conditions of this Section 4.1. Purchaser hereby waives any right Purchaser may have to advance, as objections to title or as grounds for Purchaser’s refusal to close this transaction, any Unpermitted Exception of which Purchaser does not notify Seller prior to the expiration of the Due Diligence Period unless (i) such Unpermitted Exception was first disclosed to Purchaser after the expiration of the Due Diligence Period, and (ii) Purchaser shall notify Seller of the same within five (5) Business Days following disclosure of such Unpermitted Exception to Purchaser (failure to so notify Seller shall be deemed to be a waiver by Purchaser of its right to raise such Unpermitted Exception as an objection to title or as a ground for Purchaser’s refusal to close the transaction contemplated by this Agreement). Notwithstanding anything to the contrary contained in this Agreement, Seller, in its sole discretion, shall have the right to adjourn the Closing for a period not to exceed fifteen (15) Business Days, provided that Seller shall notify Purchaser, in writing, within five (5) Business Days after receipt by Seller of the Title Objection Notice, whether or not they will endeavor to eliminate such Unpermitted Exceptions. Notwithstanding the foregoing or anything to the contrary set forth in this Agreement, Seller shall not under any circumstance be required or obligated to cause the cure or removal of any Unpermitted Exception including, without limitation, to bring any action or proceeding, to make any payments or otherwise to incur any expense in order to eliminate any Unpermitted Exception or to arrange for title insurance insuring against enforcement of such Unpermitted Exception against, or collection of the same out of, the Real Property, notwithstanding that Seller may have attempted to do so, or may have adjourned the Scheduled Closing Date for such purpose; provided, however, Seller shall (x) satisfy any mortgage or deed of trust placed on the Real Property by Seller or expressly assumed by Seller, and (y) use commercially reasonable efforts to cause the removal (by bonding or otherwise) of other monetary liens encumbering the Real Property which are of an ascertainable amount and do not exceed Twenty Five Thousand Dollars ($25,000), in the aggregate, and are not the responsibility of any tenant of the Property.
(c)    In the event that Seller is unable, or elect not, to eliminate all Unpermitted Exceptions in accordance with the provisions of this Section 4.1.1, or to arrange for title insurance, without special premium to Purchaser, insuring against enforcement of such Unpermitted Exceptions against, or collection of the same out of, the Real Property, and to convey title to the Real Property in accordance with the terms of this Agreement on or before the Scheduled Closing Date (whether or not the Scheduled Closing Date is adjourned as provided in Section 4.1.1(b)), Seller shall notify Purchaser that it elects not to remove the same, in which event Purchaser shall have the right, as its sole remedy for such election of Seller, by delivery of written notice to Seller within five (5) Business Days following receipt of notice from Seller of its election not to remove such Unpermitted Exceptions, to either (i) terminate this Agreement by written notice delivered to Seller (in which event the Deposit shall be returned to Purchaser and no party hereto shall have any further obligations in connection herewith except under those provisions that expressly survive a termination of this Agreement; provided, however, that if Seller has notified Purchaser of the existence of a Pre-Closing Breach in the manner provided by Section 3.1.2 of this Agreement, Escrowee shall release the Deposit to Purchaser, less the Pre-Closing Breach Amount, which Pre-Closing Breach Amount shall be held by Escrowee until the same is to be released as and in the manner provided by Section 3.1.2 of this Agreement), or

(ii) accept title to the Property subject to such Unpermitted Exception(s) without a reduction in, abatement of, or credit against, the Purchase Price. The failure of Purchaser to deliver timely any written notice of election under this Section 4.1.1(c) shall be conclusively deemed to be an election under clause (ii) above.
(d)    If, on the Closing Date, there are any liens or encumbrances that Seller is obligated to discharge or satisfy under this Agreement, Seller shall have the right (but not the obligation), as to liens and/or encumbrances of an ascertainable amount not to exceed, $25,000, in the aggregate, to either (i) arrange, at Seller’s cost and expense, for affirmative title insurance or special endorsements reasonably acceptable to Purchaser insuring against enforcement of such liens or encumbrances against, or collection of the same out of, the Real Property, or (ii) use any portion of the Purchase Price to pay and discharge the same, either by way of payment or by alternative manner reasonably satisfactory to the Title Company, and the same shall not be deemed to be Unpermitted Exceptions.
4.1.2    Permitted Exceptions to Title. The Real Property shall be sold and conveyed subject to the following exceptions to title (the “Permitted Exceptions”):
(a)    any state of facts that an accurate survey may show;
(b)    all laws, ordinances, rules and regulations of the United States, the State of Texas, or any agency, department, commission, bureau or instrumentality of any of the foregoing having jurisdiction over the Real Property (each, a “Governmental Authority”), as the same may now exist or may be hereafter modified, supplemented or promulgated;
(c)    all presently existing and future liens of real estate taxes or assessments and water rates, water meter charges, water frontage charges and sewer taxes, rents and charges, if any, provided that such items are not yet due and payable and are apportioned as provided in this Agreement;
(d)    any other matter or thing affecting title to the Property that Purchaser shall have agreed or be deemed to have agreed to waive as an Unpermitted Exception;
(e)    all violations of laws, ordinances, orders, requirements or regulations of any Governmental Authority applicable to the Property and existing on the Closing Date, whether or not noted in the records of or issued by any Governmental Authority;
(f)    all utility easements of record which do not interfere with the present use of the Property;
(g)    the printed exceptions which appear in the Texas standard form (Form T-1) owner’s policy of title insurance issued by the Title Company in the State of Texas, but expressly excluding (i) those that could be omitted by virtue of the delivery of the Title Certificate (as hereinafter defined), and (ii) those that make reference to any labor or material liens for work performed by or on behalf of Owner;

(h)    rights of the tenants, as tenants only with no rights of first refusal or options to purchase all or any portion of the Real Property, under a Lease either identified in the Lease Exhibit (as hereinafter defined) or entered into after the Effective Date in accordance with the terms of this Agreement; and
(i)    any lien(s) which are the responsibility of any tenant at the Real Property pursuant to the terms of such tenant’s Lease, provided the cost to cure, correct or remove same does not exceed Fifty Thousand Dollars ($50,000) in the aggregate.
4.2    Due Diligence Reviews.
4.2.1    Except for matters governed by the provisions of Section 4.1 above, Purchaser shall have until 5:00 p.m. (Eastern time) on September 22, 2016, TIME BEING OF THE ESSENCE (the period of time commencing upon the Effective Date and continuing through and including such time on such date being herein called the “Due Diligence Period”) within which to perform and complete all of Purchaser’s due diligence examinations, reviews and inspections of all matters pertaining to the purchase of the Property, including, without limitation, all leases and service contracts, and all physical, environmental and compliance matters and conditions respecting the Property (collectively, the “Investigations”), which Investigations shall at all times be subject to Purchaser’s compliance with the provisions of this Section 4.2; provided, however, that so long as this Agreement has not been terminated, Purchaser shall continue to have access to the Real Property at all reasonable times during normal business hours subsequent to the expiration of the Due Diligence Period and prior to Closing so long as Purchaser complies with each of the provisions of this Agreement, including, without limitation, the provisions of this Section 4.2 relating to such entry and inspection. Seller shall provide Purchaser with reasonable access to the Property upon reasonable advance notice, shall endeavor to make the property manager of the Property available for an interview by Purchaser, and shall also promptly make available to Purchaser to the extent not already provided, through an internet database or email delivery, access to electronic copies of such leases, service contracts, and other contracts and agreements with respect to the Property in Seller’s possession as Purchaser shall reasonably request, including the documents listed on Exhibit M attached hereto (collectively, the “Inspection Documents”), all upon reasonable advance written notice; provided, however, in no event shall Seller be obligated to make available (a) any reports or studies that have been superseded by subsequent reports or studies; and/or (b) any of the following confidential and proprietary materials: (1) information contained in financial analyses or projections (including Seller’s budgets, valuations, cost-basis information and capital account information); (2) material that is subject to attorney-client privilege or that is attorney work product; (3) appraisal reports or letters; (4) organizational, financial and other documents relating to Seller, its direct and indirect partners or members or their respective affiliates; or (5) material that Seller is legally required not to disclose other than by reason of legal requirements voluntarily assumed by Seller after the date hereof.
Any entry upon the Property whether prior to or on or after the date hereof and all Investigations shall be made or performed during Seller’s normal business hours and at the sole risk and expense of Purchaser, and shall not interfere with the activities on or about the Real Property of Seller, its tenants or their respective employees and invitees. Purchaser shall:

(a)    promptly repair any damage to the Property resulting from any such Investigations and replace, refill and regrade any holes made in, or excavations of, any portion of the Property used for such Investigations so that the Property shall be in the same condition that it existed in prior to such Investigations;
(b)    fully comply with all laws applicable to the Investigations and all other activities undertaken in connection therewith;
(c)    permit Seller to have a representative present during all Investigations undertaken hereunder;
(d)    take all actions and implement all protections necessary to ensure that the Investigations and the equipment, materials, and substances generated, used or brought onto the Property in connection with the Investigations, pose no threat to the safety or health of persons or the environment, and cause no damage to the Property or other property of Seller or other persons;
(e)    if this Agreement is terminated by any reason other than Seller’s default, furnish to Seller, at Seller’s request and at no cost or expense to Seller, copies of all surveys, soil test results, engineering, asbestos, environmental and other studies and reports (other than internal analysis and proprietary information of Purchaser) relating to the Investigations which Purchaser shall obtain with respect to the Property, but with no representations or warranties as to the accuracy or completeness of the same and subject to any confidentiality limitations set forth in this Agreement;
(f)    maintain or cause to be maintained, at Purchaser’s expense, a policy of commercial general liability insurance, with a broad form contractual liability endorsement and with a combined single limit of not less than $1,000,000 per occurrence for bodily injury and property damage, automobile liability coverage including owned and hired vehicles with a combined single limit of $1,000,000 per occurrence for bodily injury and property damage, and an excess umbrella liability policy for bodily injury and property damage in the amount of $5,000,000, insuring Purchaser, Seller, J.P. Morgan Investment Management Inc., JPMorgan Chase Bank, N.A. and Stream Realty Partners-Houston, L.P., as additional insureds, against any injuries or damages to persons or property that may result from or are related to (i) Purchaser’s and/or any of the Purchaser’s Representatives’ (as hereinafter defined) entry upon the Property, (ii) any Investigations or other activities conducted thereon, and/or (iii) any and all other activities undertaken by Purchaser and/or any of the Purchaser’s Representatives, all of which insurance shall be on an “occurrence form” and otherwise in such forms acceptable to Seller and with an insurance company acceptable to Seller and shall provide that no cancellation or reduction thereof shall be effective until at least thirty (30) days after receipt by Seller of written notice thereof, and deliver a certificate of insurance policy to Seller prior to the first entry on the Property;
(g)    not permit the Investigations or any other activities undertaken by Purchaser or any of the Purchaser’s Representatives to result in any liens, judgments or other encumbrances being filed or recorded against the Property, and Purchaser shall, at its sole cost and expense, immediately discharge of record any such liens or encumbrances that are so filed or recorded (including, without limitation, liens for services, labor or materials furnished); and
(h)    indemnify, defend and hold harmless Seller and any agent, advisor, representative, affiliate, employee, director, officer, partner, member, beneficiary, investor, servant, shareholder, trustee or other person or entity (each, a “Person”) acting on Seller’s behalf or otherwise related to or affiliated with Seller (including Seller, collectively, the “Seller Related Parties”) from and against any and all claims, demands, causes of action, losses, damages, liabilities, costs and expenses (including, without limitation, reasonable attorneys’ fees and disbursements) (collectively, “Claims”), suffered or incurred by any of the Seller Related Parties and arising out of or in connection with (i) entry upon the Property by Purchaser or any of the Purchaser’s Representatives, (ii) any Investigations or other activities conducted thereon by Purchaser or any of the Purchaser’s Representatives, (iii) any liens or encumbrances filed or recorded against the Property as a consequence of the Investigations and/or (iv) any and all other activities undertaken by Purchaser or any of the Purchaser’s Representatives with respect to the Property. The foregoing indemnity shall not include any Claims that result solely from the mere discovery by Purchaser or any of the Purchaser’s Representatives of pre-existing conditions on the Property during Investigations conducted pursuant to, and in accordance with, the terms of this Agreement and which are not exacerbated by the activities of any such Person, or any loss arising directly from Seller’s own gross negligence or willful misconduct.
Without limiting the foregoing, in no event shall Purchaser or any of the Purchaser’s Representatives, without the prior written consent of Seller: (x) make any intrusive physical testing (environmental, structural or otherwise) at the Property (such as soil borings, water samplings or the like), (y) contact any tenant of the Property, except for confirmatory tenant interviews; provided, however, that Purchaser shall notify Seller of those tenants which Purchaser desires to interview, and Seller or Seller’s agent(s) shall, provided that the Agreement has not been terminated, promptly schedule such confirmatory tenant interviews, and Seller or Seller’s agent(s) shall have the right to be present at the confirmatory tenant interview (Purchaser acknowledges that Purchaser shall have no right to directly notify any tenant of an interview request, and that such interview requests shall be directed to Seller, who shall, or shall direct its agent(s) to, schedule such confirmatory tenant interviews) (consents under the immediately preceding sub-sentence may be given orally or by email by Dianna Russo or Adam Jackson)), and/or (z) contact any Governmental Authority having jurisdiction over the Property with respect to matters concerning the Property, except with respect to searching governmental records for notices of zoning compliance and building, environmental or other legal violations and to obtaining a zoning compliance letter.
The provisions of this Section 4.2.1 shall survive the Closing or a termination of this Agreement.
4.2.2    Property Information and Confidentiality. All Information (as hereinafter defined) provided to Purchaser shall be subject to the following terms and conditions:
(a)    Any Information provided or to be provided with respect to the Property is solely for the convenience of Purchaser and was or will be obtained from a variety of sources. Except as expressly set forth in this Agreement, none of the Seller Related Parties has made any independent investigation or verification of such information and makes no (and expressly disclaims all) representations and warranties as to the truth, accuracy or completeness of the Information, or any other studies, documents, reports or other information provided to Purchaser hereunder and expressly disclaims any implied representations as to any matter disclosed or omitted. None of the Seller Related Parties shall be liable for any mistakes, omissions, misrepresentations or any failure to investigate the Property nor shall any of the Seller Related Parties be bound in any manner by any verbal or written statements, representations, appraisals, environmental assessment reports, or other information pertaining to the Property or the operation thereof, except as expressly set forth in this Agreement.
(b)    Purchaser agrees that, prior to Closing, neither Purchaser nor any of the Purchaser’s Representatives shall, at any time or in any manner, either directly or indirectly, divulge, disclose or communicate to any Person, the Information, or any other knowledge or information acquired by Purchaser or any of the Purchaser’s Representatives from any of the Seller Related Parties or by Purchaser’s own inspections and investigations, other than matters that were in the public domain at the time of receipt by such Person. Without the other party’s prior written consent, neither Seller nor Purchaser shall disclose, and Seller shall direct Seller Related Parties and Purchaser shall direct Purchaser’s Representatives not to disclose to any person, entity or association any of the terms, conditions or other facts with respect to this Agreement, including, without limitation, the status hereof; provided, however, that the foregoing shall not restrict Seller from making disclosures (i) required by law or court order or requested by government regulators or otherwise made in the ordinary course of business to its investors or (ii) in connection the 2016 Proceedings (as hereinafter defined). Purchaser expressly acknowledges that in connection with the 2016 Proceedings, Seller has the right to provide a copy of this Agreement to the Governmental Authorities that (a) Seller reasonably believes may help facilitate the 2016 Proceedings or the reductions sought thereunder and (b) that request a copy this Agreement. Notwithstanding the foregoing, (x) Purchaser may disclose such of the Information and its other reports, studies, documents and other matters generated by it and (y) either party may disclose the terms of this Agreement provided that any such disclosure described in clauses (x) and (y) of this paragraph is (i) required by law or court order and discloses that portion (and only that portion) that it is legally compelled to disclose (provided prior written notice of such disclosure shall be provided to the other party and the disclosing party agrees to use its best efforts to obtain assurance that confidential treatment will be accorded to such Information by the person or persons to whom it was disclosed), or (ii) deemed reasonably necessary or desirable by Purchaser and is disclosed to Purchaser’s Representatives in connection with Purchaser’s Investigations and the transaction contemplated hereby or is disclosed to Seller Related Parties, provided that those to whom such Information or this Agreement is disclosed are informed of the confidential nature thereof and agree(s) to keep the same confidential in accordance with the terms and conditions hereof, and the disclosing party agrees to be responsible for any breach of this Section by the parties to whom it directly or indirectly discloses Information or this Agreement. Notwithstanding the foregoing, nothing contained herein shall impair Purchaser’s (or its permitted assignee’s) right to disclose information relating to this Agreement or the Property (a) to any due diligence representatives and/or consultants that are engaged by, work for or are acting on behalf of, any securities dealers and/or broker dealers evaluating Purchaser or its permitted assignees, (b) in connection with any filings (including any amendment or supplement to any S-11 filing) with governmental agencies (including the SEC) by any REIT (as hereinafter defined) holding, or that is considering holding, an interest (direct or indirect) in any permitted assignee of Purchaser, and (c) to any broker/dealers in Purchaser’s or any REIT’s broker/dealer network and any of the REIT’s or Purchaser’s investors.
(c)    Each party shall indemnify and hold harmless the other, non-breaching party and any related non-breaching party thereof, from and against any and all Claims suffered or incurred by the non-breaching party or any related non-breaching party and arising out of or in connection with a breach by the breaching party or its representatives of the provisions of this Section 4.2.2.
(d)    Purchaser shall and shall cause each of the Purchaser’s Representatives to use reasonable care to maintain in good condition all of the Information furnished or made available to such Person in accordance with this Section 4.2.2. If this Agreement is terminated, then Purchaser shall, and shall cause each of the Purchaser’s Representatives, to promptly deliver to Seller all originals and copies of the Information in the possession of such Person, and, upon Seller’s written request, to expunge and delete any of the Information maintained on any word processing or computer system or in any other electronic form to the extent practicable.
(e)    As used in this Agreement, the term “Information” shall mean any of the following: (i) all information and documents in any way relating to the Property, the operation thereof or the sale thereof, including, without limitation, all leases and contracts furnished to, or otherwise made available (including, without limitation, in any electronic data room established by or on behalf of Seller) for review by, Purchaser or its directors, officers, employees, affiliates, partners, members, brokers, agents, lenders, advisors, broker/dealers of the REIT or other representatives, including, without limitation, attorneys, accountants, contractors, consultants, engineers and financial advisors (collectively, the “Purchaser’s Representatives”), by any of the Seller Related Parties or any of their agents or representatives, including, without limitation, their contractors, engineers, attorneys, accountants, consultants, brokers or advisors, and (ii) all analyses, compilations, data, studies, reports or other information or documents prepared or obtained by Purchaser or any of the Purchaser’s Representatives containing or based on, in whole or in part, the information or documents described in the preceding clause (i), the Investigations, or otherwise reflecting their review or investigation of the Property.
(f)    In addition to any other remedies available to Seller, Seller shall have the right to seek equitable relief, including, without limitation, injunctive relief and/or specific performance, against Purchaser or any of the Purchaser’s Representatives in order to enforce the provisions of this Section 4.2.2.
(g)    The provisions of this Section 4.2.2 shall survive a termination of this Agreement.
4.2.3    Termination Right. During the Due Diligence Period, Purchaser shall have the right, for any reason or no reason, in Purchaser’s sole discretion, to terminate this

Agreement by delivering notice in writing to Seller on or before 5:00 p.m. (Eastern time) on the date that the Due Diligence Period shall expire (such notice being herein called a “Termination Notice”). If Purchaser has not delivered a Termination Notice and Purchaser shall determine (in its sole and absolute discretion) that it intends to acquire the Property, then Purchaser shall promptly notify Seller of such determination in writing on or before 5:00 p.m. (Eastern time) on the date that the Due Diligence Period shall expire (such notice being herein called the “Asset Approval Notice”). In the event (x) Purchaser delivers a Termination Notice or (y) Purchaser fails to deliver the Asset Approval Notice prior to 5:00 p.m. (Eastern time) on the date that the Due Diligence Period shall expire, the Initial Deposit shall be promptly returned to Purchaser and no party hereto shall have any further obligations in connection herewith except under those provisions that expressly survive the Closing or a termination of this Agreement; provided, however, that if Seller has notified Purchaser as and in the manner provided by Section 3.1.2 of this Agreement of the existence of a Pre-Closing Breach, Escrowee shall release the Initial Deposit to Purchaser, less the Pre-Closing Breach Amount, which Pre-Closing Breach Amount shall be held by Escrowee until the same is to be released as and in the manner provided by Section 3.1.2 of this Agreement. If Purchaser shall (i) deliver the Asset Approval Notice to Seller before the expiration of the Due Diligence Period and (ii) deposit the Additional Deposit with Escrowee within one (1) Business Day following the expiration of the Due Diligence Period, TIME BEING OF THE ESSENCE, then Purchaser shall be deemed to have agreed that Purchaser intends to proceed with the acquisition of the Property in accordance with the terms of this Agreement without a reduction in, or an abatement of or credit against, the Purchase Price and, thereafter, Purchaser shall have no further right to terminate this Agreement pursuant to this Section 4.2.3. Purchaser acknowledges and agrees it has reviewed and approved the condition of title (subject to Purchaser’s receipt of the CCR Estoppel Certificate), zoning, the survey, the environmental condition and physical condition of the Property and the Leases; provided, however, Purchaser’s acknowledgement of the foregoing shall not impair or affect any of Purchaser’s right in this Section 4.2.3 to terminate the Agreement.
4.3    Tenant Estoppel Certificates. Seller shall use commercially reasonable efforts to (a) prepare, or cause to be prepared, and deliver to Purchaser for review and approval within five (5) Business Days following the Effective Date, the estoppel certificates in substantially the form of Exhibit D-1 attached hereto, except that with respect to AECOM, in substantially the form of Exhibit D-2 attached hereto (in either instance, each, a “Tenant Estoppel Certificate”, and collectively, the “Tenant Estoppel Certificates”), and (b) remit, or cause to be remitted, the Tenant Estoppel Certificates to the tenants of the Property for signature within two (2) Business Days following Purchaser’s written notice to Seller that Purchaser has approved the Tenant Estoppel Certificates (which notice shall set forth any required corrections). If Purchaser fails to notify Seller of its approval of, or any changes to, the Tenant Estoppel Certificates it receives from Seller for approval within two (2) Business Days following Purchaser’s receipt of the same, Seller may forward such Tenant Estoppel Certificates to the tenants without Purchaser’s prior approval. Subject to the further provisions of this Section 4.3, receipt of Tenant Estoppel Certificates by Purchaser no less than five (5) days prior to the Closing Date substantially in the form prescribed above or as provided below (i) from the tenants identified on Exhibit C attached hereto and made a part hereof (collectively, the “Required Tenants”), and (ii) a sufficient number of other tenants at the Property such that estoppel certificates shall have been received pursuant to clauses (i) and (ii) hereof with respect to not less than 80% of the total net rentable square footage of the Property covered by Leases in effect as of the Closing Date at the Property, (x) not disclosing the existence of any material uncured default under the Leases referred to therein and (y) confirming the information contained in the Tenant Estoppel Certificate delivered to Purchaser for approval, shall be a condition precedent to Purchaser’s obligation to purchase the Property hereunder. Seller shall promptly, following receipt of the same, deliver copies of the executed Tenant Estoppel Certificates to Purchaser. Seller shall use commercially reasonable efforts (and, as used in this Agreement, commercially reasonable efforts shall not be deemed to include any obligation to institute legal proceedings, deliver notices of default or to expend any monies) to obtain executed Tenant Estoppel Certificates. Notwithstanding the foregoing, any Tenant Estoppel Certificate that is in the form, if any, prescribed in the applicable Lease or other operative document or that is in any form which does not materially vary from the representations made in the form of Tenant Estoppel Certificate in Exhibit D-1 or Exhibit D-2 (as modified to make the statement contained therein factually correct), as applicable, shall be deemed to be a satisfactory Tenant Estoppel Certificate for all purposes under this Agreement, provided that such Tenant Estoppel Certificate does not disclose any material uncured default under the Leases referred to therein and, to the extent required by the terms of such tenant’s Lease, confirms the information contained in the Tenant Estoppel Certificate delivered to Purchaser for approval.
Seller agrees that upon its receipt of a form subordination, non-disturbance and attornment agreement (an “SNDA”) from Purchaser or its lender (i) it will use commercially reasonable efforts to deliver to Purchaser an executed subordination, non-disturbance and attornment agreement from AECOM prior to the expiration of the Due Diligence Period and (ii) that Seller shall promptly send such SNDAs to all its respective tenants; provided, however, that Purchaser acknowledges and agrees that receipt of any or all of the SNDAs (whether prior to or after the expiration of the Due Diligence Period) shall not be a condition precedent to Purchaser’s obligation to purchase the Property.
4.4    Conditions Precedent to Obligations of Purchaser. The obligation of Purchaser to consummate the transactions contemplated by this Agreement shall be subject to (a) the performance and observance, in all material respects, by Seller of all of its covenants, warranties and agreements of this Agreement to be performed or observed by Seller prior to or on the Closing Date, (b) all of the representations and warranties of Seller contained in this Agreement being true and correct in all material respects, (c) the fulfillment on or before the Closing Date of all other conditions precedent to Closing benefiting Purchaser specifically enumerated in this Agreement, any or all of which may be waived by Purchaser in its sole discretion, (d) Purchaser having received no less than five (5) days prior to the Closing Date, fully executed Tenant Estoppel Certificates from all Required Tenants and a sufficient number of additional tenants to meet the requirements set forth in Section 4.3, and otherwise complying with the requirements set forth in Section 4.3 herein, (e) no unfavorable judgment, decree, injunction, order or ruling shall have been entered preventing the performance of this Agreement or any of the transactions contemplated by this Agreement by Seller, (f) no Violations (as hereinafter defined), the cost of which to remediate would exceed One Hundred Twenty Five Thousand Dollars ($125,000.00), shall have been issued in writing against the Property after the expiration of the Due Diligence Period and were not discoverable by Purchaser or Purchaser’s Representatives prior to the expiration of the Due Diligence Period, and (g) satisfaction of the Mortgage Contingency (as hereinafter defined); provided that Seller shall have the right to adjourn the Scheduled Closing Date for up to fifteen (15) Business Days to satisfy the conditions set forth in this Section 4.4; provided, further, that if Seller exercises the right to adjourn the Scheduled Closing Date pursuant to this Section and/or Section 4.1.1(b), Seller may not adjourn the Scheduled Closing Date for more than thirty (30) Business Days in the aggregate after taking into consideration an adjournment under Section 4.1.1(b).
4.5    Mortgage Contingency. The obligations of Purchaser hereunder are conditioned upon Purchaser’s procurement of, and a lender funding at Closing, a loan in an amount and on terms satisfactory to Purchaser in its sole and absolute discretion (the “Mortgage Contingency”). If the Mortgage Contingency is not satisfied by the Scheduled Closing Date, Purchaser may terminate this Agreement by notice to Seller on the Scheduled Closing Date and no party hereto shall have any further obligations in connection herewith except under those provisions that expressly survive a termination of this Agreement, and Escrowee shall release the Deposit to Purchaser; provided, however, that if Seller has notified Purchaser as and in the manner provided by Section 3.1.2 of this Agreement of the existence of a Pre-Closing Breach, Escrowee shall release the Initial Deposit to Purchaser less the Pre-Closing Breach Amount, which Pre-Closing Breach Amount shall be held by Escrowee until the same is to be released as and in the manner provided by Section 3.1.2 of this Agreement. If Purchaser fails to provide such notice on the Scheduled Closing Date, then Purchaser shall be deemed to have waived Purchaser’s right to cancel this Agreement and to receive a refund of the Deposit by reason of the Mortgage Contingency contained in this Section 4.5.
4.6    Conditions Precedent to Obligations of Seller. The obligation of Seller to consummate the Transaction shall be subject to (a) the performance and observance, in all material respects, by Purchaser of all covenants, warranties and agreements of this Agreement to be performed or observed by Purchaser prior to or on the Closing Date (provided that Purchaser shall have delivered the full amount of the Closing Payment to Escrow) and the fulfillment on or before the Closing Date of all other conditions precedent to Closing benefiting Seller specifically enumerated in this Agreement, any or all of which may be waived by Seller in its sole discretion, and (b) all of the representations and warranties of Purchaser contained in this Agreement being true and correct in all material respects.
5.    Closing. The closing (the “Closing”) of the Transaction shall occur at 2:00 p.m. (Eastern time) on October 10, 2016 (as the same may be extended as expressly provided herein (the “Scheduled Closing Date”)), TIME BEING OF THE ESSENCE with respect to Purchaser’s obligation to close on such date, at the offices of Escrowee through an escrow and pursuant to escrow instructions consistent with the terms of this Agreement and otherwise mutually satisfactory to Seller and Purchaser (the date on which the Closing shall occur being herein referred to as the “Closing Date”). Notwithstanding the foregoing or anything contained herein to the contrary, but subject to the next sentence, Purchaser, in its sole discretion, shall have the one time right to adjourn the Closing for a period not to exceed thirty five (35) days, provided that Purchaser shall notify Seller, in writing, at least five (5) Business Days prior to the then Scheduled Closing Date. Notwithstanding the foregoing or anything to the contrary contained herein, Purchaser shall have the right, exercisable by delivery of a written notice to Seller (the “Accelerated Closing Date Notice”), to accelerate the Closing Date to a Business Day selected by Purchaser; provided that such date shall not be any earlier than six (6) Business Days following delivery of the Accelerated Closing Date Notice. Delivery of the Accelerated Closing Date Notice shall constitute approval by Purchaser of all matters to which Purchaser has a right of approval and a waiver of all conditions precedent to Purchaser’s obligation to consummate the transaction contemplated by this Agreement (other than the obligation of Seller to make the deliveries provided for in Section 5.1; provided that if Seller is unable to deliver the Update (as hereinafter defined), then Seller shall have the right to adjourn the Closing for a period not to exceed six (6) Business Days in the aggregate). If Purchaser delivers the Accelerated Closing Date Notice, Seller and Purchaser shall each, subject to Seller’s rights to adjourn the Closing for the aforementioned six (6) Business Days, be deemed to have waived all other rights to adjourn the Closing Date hereunder. Without limiting the foregoing, and for the purpose of clarification only, delivery by Purchaser of the Accelerated Closing Date Notice shall constitute Purchaser’s acceptance of all title exceptions encumbering the Property as of the Closing Date. It is contemplated that the Transaction shall be closed by means of a so called “New York Style Closing”, with the concurrent delivery of the documents of title, the commitment to deliver the Owner’s Policy and the payment of the Purchase Price. Notwithstanding the foregoing, there shall be no requirement that Seller and Purchaser physically meet for the Closing, and all documents and funds to be delivered at the Closing shall be delivered to Escrowee unless the parties hereto mutually agree otherwise. The Closing shall constitute approval by each party of all matters to which such party has a right of approval and a waiver of all conditions precedent.
5.1    Seller Deliveries. No less than one (1) Business Day prior to the Scheduled Closing Date, Seller shall deliver or cause to be delivered to Purchaser or to the Escrowee, as the case may be the following items executed and acknowledged by Seller, as appropriate:
5.1.1    A special warranty deed (the “Special Warranty Deed”) in the form attached hereto as Exhibit F.
5.1.2    An assignment and assumption of leases and contracts (the “Assignment and Assumption of Leases and Contracts”), in the form attached hereto as Exhibit G.
5.1.3    A bill of sale and general assignment (the “Bill of Sale”), in the form attached hereto as Exhibit H.
5.1.4    A certification of non-foreign status in the form attached hereto as Exhibit I, and any required state certification that is sufficient to exempt Seller from any state withholding requirement with respect to the Transaction.
5.1.5    All existing surveys, blueprints, drawings, plans and specifications for or with respect to the Property or any part thereof, to the extent the same are in Seller’s possession.
5.1.6    All keys to the Improvements, to the extent the same are in Seller’s possession.
5.1.7    All Leases in effect on the Closing Date, to the extent the same are in Seller’s possession.

5.1.8    All Contracts that shall remain in effect after the Closing, to the extent the same are in Seller’s possession (all items in Sections 5.1.5 through 5.1.8 may be either delivered at Closing or left at the management office at the Property, to the extent not previously delivered to Purchaser).
5.1.9    All applicable transfer tax forms, if any.
5.1.10    Such further instruments as may be reasonably required by the Title Company to record the Special Warranty Deed.
5.1.11    A notice to each of the tenants under the Leases in effect on the Closing Date (collectively, the “Tenant Notices”) in the form attached hereto as Exhibit J, advising tenants under such Leases of the sale of the Real Property to Purchaser and directing them to make all payments to Purchaser or its designee, which Tenant Notices Purchaser shall, at Purchaser’s sole cost and expense, either mail by certified mail return receipt requested or hand-deliver to each of the tenants under such Leases.
5.1.12    An owner’s title certificate in the form attached hereto as Exhibit L (the “Title Certificate”).
5.1.13    The Mud Notice (as hereinafter defined).
5.1.14     The Restrictive Covenant Notice (as hereinafter defined).
5.1.15    Evidence reasonably satisfactory to the Title Company respecting the due organization of Seller and the due authorization and execution by Seller of this Agreement and the documents required to be delivered by Seller hereunder.
5.1.16    An executed settlement statement prepared by Escrowee for the benefit of Seller consistent with the provisions of this Agreement (the “Seller’s Settlement Statement”).
5.1.17    A certificate (the “Update”) of Seller dated as of the Closing Date certifying that the representations and warranties of Sellers set forth in Section 7.1.1 of this Agreement, other than the representations and warranties set forth in Section 7.1.1 of this Agreement which are made as of the Effective Date (the representations and warranties of Seller set forth in Section 7.1.1 of this Agreement, other than the representations and warranties set forth in Section 7.1.1 of this Agreement which are made as of the Effective Date, being hereafter referenced to as “Closing Date Representations”), remain true and correct in all material respects as of the Closing Date, it being agreed that if any Closing Date Representation shall no longer be true and correct in any material respect due to a change in the facts or circumstances which do not otherwise constitute a default of Seller pursuant to the express terms of this Agreement and Seller is unable to deliver the Update, the failure of Seller to deliver the Update shall, subject to the terms of Section 7.2.3(e), constitute a failure of a condition to Closing and shall not constitute a default by Seller under this Agreement, and Purchaser’s sole remedy in connection therewith shall be to terminate this Agreement by written notice to Seller, in which event the Deposit other than the Independent Consideration shall be returned to Purchaser and no party hereto shall have any further obligations in connection herewith except under those provisions that expressly survive a termination of this Agreement; provided, however, that if Seller has notified Purchaser of a Pre-Closing Breach in the manner provided by Section 3.1.2 of this Agreement, Escrowee shall release the Deposit to Purchaser, less the Pre-Closing Breach Amount, which Pre-Closing Breach Amount shall be held by Escrowee until the same is to be released as and in the manner provided by Section 3.1.2 of this Agreement.
5.1.18    If the Real Property is subject to a declaration of covenants, conditions and restrictions or similar instrument (“CCRs”) governing or affecting the use, operation, maintenance, management or improvement of the Real Property, a recordable assignment, in form and substance satisfactory to Purchaser, assigning any and all developer, declarant or other related rights or interests of Seller (or any affiliate of Seller) in or under the CCRs, if Seller (or such affiliate) holds such rights or interests. In addition, Seller shall request, and it shall be a condition precedent to Purchaser’s obligations under this Agreement that Purchaser receive an executed estoppel certificate (in form and substance to be agreed upon by Purchaser and Seller) related to that certain Greenhouse Declaration of Easements, Covenants, Conditions and Restrictions recorded May 28, 2013 under Clerk’s File No. 20130256729 of the Official Public Records of Real Property of Harris County, Texas (the “CCR Estoppel Certificate”) from the declarant, association, committee, agent and/or other person or entity having governing or approval rights under the CCR Estoppel Certificate. Purchaser and Seller agree to use commercially reasonable efforts to negotiate and finalize the form CCR Estoppel Certificate prior to the expiration of the Due Diligence Period; provided, however, notwithstanding anything contained in this Agreement to the contrary, the failure of the parties to agree to a form CCR Estoppel Certificate, whether prior to, or after, the expiration of the Due Diligence Period, shall not constitute a default by either Seller or Purchaser.
5.2    Purchaser Deliveries. Except as otherwise expressly provided below, no less than one (1) Business Day prior to the Scheduled Closing Date, Purchaser shall deliver or cause to be delivered to Seller or to the Escrowee, as the case may be, the following items, executed and acknowledged by Purchaser, as appropriate:
5.2.1    The Closing Payment, sent by wire transfer of immediately available federal funds to the account designated by Escrowee and available for disbursement no later 2:00 p.m. (Eastern time) on the Closing Date.
5.2.2    The Assignment and Assumption of Leases and Contracts.
5.2.3    The Mud Notice (as hereinafter defined).
5.2.4    The Restrictive Covenant Notice (as hereinafter defined).
5.2.5    The Tenant Notices.
5.2.6    All applicable transfer tax forms, if any.
5.2.7    An executed settlement statement prepared by Escrowee for the benefit of Purchaser consistent with the provisions of this Agreement (the “Purchaser’s Settlement Statement”).

5.2.8    An acknowledgement in the form attached hereto as Exhibit E.
5.2.9    Such further instruments as may be reasonably necessary to record the Special Warranty Deed.
5.2.10    Evidence reasonably satisfactory to the Title Company respecting the due organization of Purchaser and the due authorization and execution by Purchaser of this Agreement and the documents required to be delivered by Purchaser hereunder.
5.3    Closing Costs. Seller shall pay the title insurance premium for the Owner’s Policy and fifty percent (50%) of the cost of Escrowee. Purchaser shall pay (a) the cost of any title endorsements and affirmative insurance required by Purchaser, (b) the cost of the Survey (or any update thereto), (c) all recording charges payable in connection with the recording of the Special Warranty Deed, (d) fifty percent (50%) of the cost of Escrowee, and (e) all fees, costs or expenses in connection with Purchaser’s due diligence reviews hereunder. Any other closing costs shall be allocated in accordance with local custom. Except as expressly provided in the indemnities set forth in this Agreement, Seller and Purchaser shall pay their respective legal, consulting and other professional fees and expenses incurred in connection with this Agreement and the transactions contemplated by this Agreement and their respective shares of prorations as hereinafter provided. The provisions of this Section 5.3 shall survive the Closing or a termination of this Agreement.
5.4    Prorations.
5.4.1    The following shall be prorated between Seller and Purchaser as of 12:01 a.m. on the Closing Date (on the basis of the actual number of days elapsed over the applicable period regardless when payable):
(a)    All real estate taxes, water charges, sewer rents, vault charges and assessments on the Real Property on the basis of the fiscal year for which assessed. In no event shall Seller be charged with or be responsible for any increase in the taxes on the Real Property with respect to the period after the Closing resulting from the sale of the Real Property or from any improvements made or leases entered into on or after the Closing Date. If any assessments on the Real Property are payable in installments, then the installment for the current period shall be prorated (with Purchaser assuming the obligation to pay any installments due from and after the Closing Date).
(b)    Subject to this Section 5.4.1(b), all fixed rent and regularly scheduled items of additional rent under the Leases, and other tenant charges if, as and when received. Seller shall deliver or provide a credit in an amount equal to all prepaid rentals for periods after the Closing Date and all refundable cash security deposits (to the extent the foregoing were made by tenants under the Leases and are not applied or forfeited prior to the Closing Date) to Purchaser on the Closing Date. As to any tenant security deposits held in the form of letters of credit or other financial instruments (the “Non-Cash Security Deposits”), the Seller shall (i) deliver to Purchaser at Closing such original Non-Cash Security Deposits, and (ii) execute and deliver at Closing such other instruments as the issuer of such Non-Cash Security Deposits shall reasonably require in order to cause the named beneficiary under such Non-Cash

Security Deposits to be changed to Purchaser; provided that such instruments do not impose any liability on Seller. Purchaser will not receive a credit against the Purchase Price for the Non-Cash Security Deposits. Rents which are delinquent as of the Closing Date shall not be prorated on the Closing Date. Purchaser shall include such delinquencies in its normal billing and shall diligently pursue the collection thereof in good faith after the Closing Date (but Purchaser shall not be required to litigate or declare a default under any Lease). To the extent Purchaser receives rents on or after the Closing Date, such payments shall be applied first toward the rents for the month in which the Closing occurs, second to the rents that shall then be due and payable to Purchaser, and third to any delinquent rents owed to Seller, with Seller’s share thereof being held by Purchaser in trust for Seller and promptly delivered to Seller by Purchaser. Purchaser may not waive any delinquent rents nor modify a Lease so as to reduce or otherwise affect amounts owed thereunder for any period in which Seller is entitled to receive a share of charges or amounts without first obtaining Seller’s written consent, which consent may be given or withheld in Seller’s sole and absolute discretion. Seller hereby reserves the right to pursue any remedy against any tenant owing delinquent rents and any other amounts to Seller (but shall not be entitled to terminate any lease or any tenant’s right to possession), which right shall include the right to continue or commence legal actions or proceedings against any tenant; provided, however, that Seller shall not be entitled to exercise such right until the expiration of the six (6) month period following the Closing. Delivery of the Assignment and Assumption of Leases and Contracts shall not constitute a waiver by Seller of such right, and such right shall survive the Closing. Purchaser shall bill and attempt to collect such delinquent rent in the ordinary course of business, but shall not be obligated to engage a collection agency or take legal action to collect any delinquencies. With respect to delinquent rents and any other amounts or other rights of any kind respecting tenants who are no longer tenants of the Real Property as of the Closing Date, Seller shall retain all rights relating thereto. Any rents received by Seller applicable to the period after the Closing shall be promptly remitted to Purchaser.
(c)    In the event that the Leases require the reconciliation of additional rent “pass-throughs” to the landlord for common area maintenance charges, real estate taxes or other operating expenses (collectively, the “Expenses”), Purchaser shall perform all of the obligations of the landlord under the Leases with respect to such reconciliations for the year of Closing as and when required by the terms of the Leases and provide Seller with the results of such reconciliations no later March 31st of the calendar year succeeding the Closing Date. If such results reflect the underpayment of Expenses by tenants of the Property for the year of Closing, Purchaser shall bill the appropriate amounts to such tenants in accordance with the terms of their leases and remit to Seller its prorata share of the amount collected from the tenants within thirty (30) days of Purchaser’s collection of the same. If such results reflect the overpayment of Expenses by tenants of the Property for the year of Closing, Purchaser shall deliver to Seller an invoice from Purchaser together with evidence reasonably satisfactory to Seller indicating that such sums are due to such tenants. Seller shall pay Purchaser Seller’s prorata share of the amounts due to such tenants within thirty (30) days of Purchaser’s demand, provided that Seller shall have no obligation to reimburse Purchaser for any sums not invoiced on or before July 1st of the calendar year succeeding the Closing Date. The provisions of this Section 5.4.1(c) shall survive the Closing.

(d)    All operating expenses customarily apportioned between sellers and purchasers of real estate properties similar to the Property and located in the same geographic area as the Property.
(e)    Charges and payments under contracts or permitted renewals or replacements thereof assigned to Purchaser pursuant to the Assignment and Assumption of Leases and Contracts.
(f)    Any prepaid items, including, without limitation, fees for licenses which are transferred to Purchaser at the Closing and annual permit and inspection fees.
(g)    Utilities in connection with the Real Property, including, without limitation, telephone, steam, electricity and gas, on the basis of the most recently issued bills therefor, subject to adjustment after the Closing when the next bills are available, or if current meter readings are available, on the basis of such readings.
(h)    Deposits with telephone and other utility companies, and any other Persons who supply goods or services in connection with the Real Property if the same are assignable and assigned to Purchaser at the Closing, which shall be credited in their entirety to Seller.
(i)    Personal property taxes, if any, on the basis of the fiscal year for which assessed.
(j)    Permitted administrative charges, if any, on those tenants’ security deposits transferred by Seller pursuant to the Assignment and Assumption of Leases and Contracts.
(k)    Taxes payable by Seller relating to operations of the Property, including, without limitation, business and occupancy taxes and sales taxes, if any.
(l)    Such other items as are customarily apportioned between sellers and purchasers of real estate of a type similar to the Property and located in the same geographic area as the Property subject to Section 7.2.3(a) hereof.
(m)    Purchaser acknowledges that Seller may have collected from tenants, as part of operating expenses and/or taxes under the Leases, funds for the purpose of paying Seller’s Texas margin tax (the “Margin Tax”) allocable to Seller’s ownership of the Property during the calendar year of Closing. The parties agree that, because the Margin Tax is charged based on the revenue that an entity receives rather than based on a party’s ownership of the Property, the portion of operating expenses allocable to the Margin Tax will not be prorated like other operating expenses. In addition, Seller will be entitled to retain all operating expenses allocable to the Margin Tax that Seller has received prior to the Closing Date; provided, however, if Seller has received any payment of operating expenses allocable to the Margin Tax attributable for any period from and after the Closing Date, Purchaser shall receive a credit at Closing for such amount. If Purchaser receives any payment of operating expenses allocable to the Margin Tax attributable for any period prior to the Closing Date, such payment shall be handled in the same manner as other delinquent rents received by Purchaser.
5.4.2    (a)    If any of the items described in Section 5.4.1 hereof cannot be apportioned at the Closing because of the unavailability of information as to the amounts which are to be apportioned or otherwise, or are incorrectly apportioned at Closing or subsequent thereto, such items shall be apportioned or reapportioned, as the case may be, as soon as practicable after the Closing Date or the date such error is discovered, as applicable; provided that (i) with the exception of any item required to be apportioned pursuant to Section 5.4.1(a), (b) or (g), neither party shall have the right to request apportionment or reapportionment of any such item at any time following the one hundred eightieth (180th) day after the Closing Date and (ii) with respect to the items required to be apportioned pursuant to Section 5.4.1(a), (b) or (g), neither party shall have the right to request apportionment or reapportionment of any such item at any time following the one (1) year anniversary of the Closing Date. If the Closing shall occur before a real estate or personal property tax rate or assessment is fixed for the tax year in which the Closing occurs, the apportionment of taxes at the Closing shall be upon the basis of the tax rate or assessment for the preceding fiscal year applied to the latest assessed valuation. Promptly after the new tax rate or assessment is fixed, the apportionment of taxes or assessments shall be recomputed and any discrepancy resulting from such recomputation and any errors or omissions in computing apportionments at Closing shall be promptly corrected and the proper party reimbursed, which obligations shall survive the Closing.
(b)    With respect to any outstanding leasing costs that are, pursuant to the Lease (as in effect as of Closing) with J. Connor Consulting, Inc. (“JCC”), convertible by JCC into free rent for any period after Closing, Purchaser shall be given a credit at Closing equal to the amount of such outstanding leasing costs that are convertible into free rent attributable to periods from and after the Closing Date.
(c)    To the extent that World Fuel Services, Inc., pursuant to its Lease (as in effect as of Closing), is entitled to any free base rent or operating expense reimbursement, in each case, for any period after Closing, Purchaser shall be given a credit equal to the free base rent amount and operating expense reimbursement, attributable to the period from and after the Closing Date.
(d)    Purchaser shall be entitled to receive a credit against the Purchase Price at Closing for the amount of any rental abatements or “free rent” periods outstanding as of the Closing Date for all other tenants (in addition to JCC and World Fuel Services, Inc. referenced above in subsection (b) and (c)), attributable to periods from and after the Closing Date.
5.4.3    Items to be prorated at the Closing shall include a credit to Seller for costs and expenses incurred by Seller in connection with any new Leases or modifications to any existing Leases entered into after the date hereof in accordance with the terms and conditions set forth in Section 7.2.3(a) of this Agreement, but only to the extent such costs and expenses are approved or deemed approved by Purchaser pursuant to Section 7.2.3(a) or disclosed to Purchaser in writing or in the proposed lease at least three (3) Business Days prior to the expiration of the Due Diligence Period. Except as expressly provided in this Agreement, Seller shall be responsible for all brokerage and leasing commissions and tenant improvement costs for the initial term of all Leases entered into prior to the Effective Date and for any extension, renewal or expansion of any such Lease exercised prior to the Effective Date (collectively, “Seller Leasing Costs”). Purchaser shall be responsible for and expressly assumes the obligation to pay all brokerage and leasing commissions (including, without limitation, amounts owing with respect to the current existing term of any of the Leases, if any, under the Brokerage Agreements), tenant improvement costs and other costs and expenses including attorney’s fees for any new Leases entered into from and after the Effective Date and any extension, renewal or expansion of any existing Lease exercised or entered into from and after the Effective Date including, without limitation amounts owed under the Brokerage Agreements, provided in all such instances, the term of such Lease, extension, or expansion or the regularly scheduled payment of rent commences from and after the Effective Date, provided, with respect to new Leases or extensions or expansions entered into from and after the Effective Date and prior to Closing, (i) such new leases or extensions or expansions are approved or deemed approved by Purchaser pursuant to Section 7.2.3(a) of this Agreement and (ii) such brokerage and leasing commissions, tenant improvement costs and other costs are disclosed to Purchaser in writing, in the applicable lease or other agreement delivered to Purchaser at the time Purchaser approves (or is deemed to have approved) such new leases, or any such Lease extensions, renewals or expansions (collectively, “Purchaser Leasing Costs”). If at the Closing Seller has paid Purchaser Leasing Costs, the prorations at the Closing shall include an appropriate credit to Seller. If at the Closing there remain unpaid Seller Leasing Costs, Purchaser shall expressly assume the responsibility to pay such unpaid Seller Leasing Costs, and the prorations at the Closing shall include an appropriate credit to Purchaser.
5.4.4    As provided in Section 10.1.2, Seller shall be responsible for paying all fees, costs or commissions owing to the Broker (as defined in Section 10.1.2) with regard to the transactions contemplated by this Agreement.
5.4.5    The provisions of this Section 5.4 shall survive the Closing.
6.    Condemnation or Destruction of Property. In the event that, after the Effective Date but prior to the Closing Date, either any portion of the Real Property is taken pursuant to eminent domain proceedings or condemnation or any of the Improvements are damaged or destroyed by fire or other casualty, Seller shall have no obligation to restore, repair or replace any portion of the Real Property or any such damage or destruction. Seller shall, at the Closing, assign to Purchaser all of Seller’s interest in all awards or other proceeds for such taking by eminent domain or condemnation or the proceeds of any insurance collected by Seller for such damage or destruction (unless Seller shall have repaired such damage or destruction prior to the Closing and except to the extent any such awards, proceeds or insurance are attributable to lost rents or items applicable to any period prior to the Closing), less the amount of all costs incurred by Seller in connection with the repair of such damage or destruction or collection costs of Seller respecting any awards or other proceeds for such taking by eminent domain or condemnation or any uncollected insurance proceeds which Seller may be entitled to receive from such damage or destruction, as applicable. In connection with any assignment of awards, proceeds or insurance hereunder, Seller shall credit Purchaser with an amount equal to the applicable deductible amount under Seller’s insurance (but not more than the amount by which the cost, as of the Closing Date, to repair the damage is greater than the amount of insurance proceeds assigned to Purchaser); provided, however, if the damage (as determined by an independent third party contractor or engineer selected by Seller and reasonably approved by Purchaser) or any condemnation is Material (as defined below), Purchaser shall have the right to terminate this Agreement by notice to Seller given within five (5) Business Days following notification to Purchaser of the casualty or condemnation and the determination of the amount of any damage. In any instance where this Agreement is terminated pursuant to this Section 6, the Deposit shall be returned to Purchaser and no party hereto shall have any further obligations in connection herewith except under those provisions that expressly survive a termination of this Agreement; provided, however, that if Seller has notified Purchaser of a Pre-Closing Breach in the manner provided by Section 3.1.2 of this Agreement, Escrowee shall release the Deposit to Purchaser, less the Pre-Closing Breach Amount, which Pre-Closing Breach Amount shall be held by Escrowee until the same is to be released as and in the manner provided by Section 3.1.2 of this Agreement. The parties hereby waive the provisions of any statute which provides for a different outcome or treatment in the event of a casualty or a condemnation or eminent domain proceeding, including the Uniform Vendor and Purchaser Risk Act, Section 5.007 of the Texas Property Code. For purposes hereof, any damage to all or portions of the Property and any condemnation or eminent domain proceeding with respect to all or portions of the Property shall be considered “Material” if: (i) as to any damage, the cost to repair such damage exceeds five percent (5%) of the Purchase Price and Seller, at its sole option, does not elect to repair or does not repair the same prior to the Scheduled Closing Date, and as to any condemnation or eminent domain proceeding, the value of the Real Property affected exceeds five percent (5%) of the Purchase Price; (ii) it causes access to or parking on the Property to be materially impaired; (iii) it results in the Property violating any laws or failing to comply with zoning or any covenants, conditions or restrictions affecting the Property and such violations have not been waived by the applicable Governmental Agency; (iv) it entitles any Required Tenant to terminate its Lease; or (v) as to any damage, it is not fully insured (or for which Purchaser will not receive, at Seller’s election, a credit in the amount of the uninsured portion of such damage at Closing).
7.    Representations, Warranties and Covenants.
7.1    Representations, Warranties and Covenants of Seller.
7.1.1    Representations and Warranties of Seller. Subject to the provisions of this Section 7.1.1, Seller hereby represents to Purchaser that:
(a)    Leases. Seller has no knowledge of any space leases, licenses or other occupancy agreements to which Seller is a party or is bound affecting any portion of the Real Property that will be binding upon Purchaser after the Closing, other than the Leases. As used in this Agreement, “Leases” shall be deemed to mean, collectively, (i) the leases, licenses and other occupancy agreements relating to the Real Property described on Exhibit N attached hereto (the “Lease Exhibit”), and (ii) the leases, licenses, and other occupancy agreements relating to the Real Property that are entered into by Seller after the Effective Date in accordance with this Agreement, if any. To the best of Seller’s knowledge, as of the Effective Date (x) the leases described on the Lease Exhibit are in full force and effect and have not been amended except as set forth in the Lease Exhibit, and (y) the Lease Exhibit is true and correct in all material respects.
(b)    Contracts. Seller has not entered into any service or equipment leasing contracts relating to the Property which will be in force with respect to the Property (or any part thereof) after the Closing, except for the Contracts. As used in this Agreement, the “Contracts” shall be deemed to mean (i) the contracts described on Exhibit O attached hereto and made a part hereof, (ii) contracts which are cancelable on thirty (30) days’ notice or less without premium or penalty, and (iii) contracts entered into by Seller after the Effective Date which Seller is permitted to enter into in accordance with this Agreement.
(c)    Litigation. To the best of Seller’s knowledge, there is no pending or threatened litigation or condemnation action against the Property or against Seller with respect to the Property as of the Effective Date other than claims that are covered by insurance (subject to any deductible).
(d)    No Insolvency. Seller is not and, as of the Closing Date, Seller will not be, a debtor in any state or federal insolvency, bankruptcy or receivership proceeding.
(e)    Non-Foreign Person. Seller is not a “foreign person” as defined in Section 1445 of the Internal Revenue Code, as amended (the “Code”).
(f)    Lease Brokerage Agreements; Leasing Commission Agreements. Seller has not entered into any lease brokerage agreements or lease commission agreements other than as described on Exhibit P attached hereto and made a part hereof (the “Brokerage Agreements”) or in the Leases that shall be binding upon Purchaser following Closing.
(g)    Violations. To the best of Seller’s knowledge, as of the Effective Date, Seller has not received written notice from any Governmental Authority of any violation (including violations relating to environmental matters) at the Property of laws, ordinances, rules, or administrative or judicial orders affecting the Property (“Violations”).
(h)    Condemnation. As of the Effective Date, there is no pending or, to the knowledge of Seller, threatened condemnation or similar proceeding or special assessment (inclusive of assessments for street widening, repair, or improvement), or change in zoning affecting the Property.
(i)    OFAC. None of (A) Seller, (B) any Person, directly or indirectly, controlling or controlled by Seller, (C) if Seller is a privately-held entity, to Seller’s knowledge, any Person having a beneficial interest in Seller, or (D) any Person for whom Seller is acting as agent or nominee in connection with the Transaction, is a country, territory, individual or entity named on any OFAC List or a Person prohibited under the OFAC Programs. “OFAC” means the U.S. Treasury Department’s Office of Foreign Assets Control. “OFAC List” means any list maintained, from time to time, by OFAC, which lists countries, territories, Persons and other entities, the engagement of transactions with whom is prohibited by OFAC and/or by Executive Order 13224 (Sept. 24, 2001) “Blocking Property and Prohibiting Transactions with Persons Who Commit, Threaten to Commit, or Support Terrorism”, which lists can be found on the

OFAC website at <http://www.ustreas.gov/ofac>. “OFAC Programs” means the programs administered by OFAC , which prohibit dealing with individuals or entities in certain countries regardless of whether such individuals or entities appear on any OFAC List.
(j)    Due Authority. This Agreement has been duly authorized, executed, and delivered by, and is binding upon, Seller, and each agreement, instrument and document herein provided to be executed by Seller on the Closing Date will be duly authorized, executed, and delivered by, and be binding upon, Seller, and enforceable against Seller in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws of general application affecting the rights and remedies of creditors. Seller is a limited liability company, duly organized and validly existing and in good standing under the laws of the State of Delaware, and is, or on the Closing Date will be, duly authorized and qualified to do all things required of it under this Agreement.
Notwithstanding and without limiting the foregoing, (i) if any of the representations or warranties of Seller that survive Closing contained in this Agreement or in any document or instrument delivered in connection herewith are false or inaccurate, or Seller is in breach or default of any of its obligations under this Agreement that survive Closing, and Purchaser nonetheless closes the transactions hereunder and purchases the Property, then Seller shall have no liability or obligation respecting such false or inaccurate representations or warranties or other breach or default (and any cause of action resulting therefrom shall terminate upon the Closing) in the event that either (x) on or prior to Closing, Purchaser shall have had actual knowledge of the false or inaccurate representations or warranties or other breach or default, or (y) the accurate state of facts pertinent to such false or inaccurate representations or warranties or other breach or default was contained in any of the Information furnished or made available to or otherwise obtained by Purchaser, and (ii) to the extent the copies of the Leases, the Contracts or any other Information furnished or made available to or otherwise obtained by Purchaser no later than three (3) Business Days prior to the expiration of the Due Diligence Period contain provisions or information that are inconsistent with the foregoing representations and warranties, Seller shall have no liability or obligation respecting such inconsistent representations or warranties (and Purchaser shall have no cause of action or right to terminate this Agreement with respect thereto), and such representations and warranties shall be deemed modified to the extent necessary to eliminate such inconsistency and to conform such representations and warranties to such Leases, Contracts and other Information.
References to the “knowledge”, “best knowledge” and/or “actual knowledge” of Seller or words of similar import shall refer only to the current actual (as opposed to implied or constructive) knowledge of Adam Jackson and shall not be construed, by imputation or otherwise, to refer to the knowledge of Seller or any parent, subsidiary or affiliate of Seller or to any other officer, agent, manager, representative or employee of Seller or to impose upon Adam Jackson any duty to investigate the matter to which such actual knowledge, or the absence thereof, pertains. Notwithstanding anything to the contrary contained in this Agreement, Adam Jackson shall have no personal liability hereunder.
The provisions of this Section 7.1.1 shall survive the Closing for a period of nine (9) months, provided that as a condition precedent to Purchaser’s right to make any claim against Seller on account of any breach of any representations or warranties set forth in this Section 7.1.1, Seller shall have received a written notice from Purchaser of such breach of a representation or warranty (any notice to such effect must, in order to qualify as such for purposes of this Agreement, set forth specifically the representation or warranty allegedly breached and a reasonably detailed description of the alleged breach) within such nine (9) month period and Purchaser shall have filed an action in a court of competent jurisdiction with respect to the breach alleged in such notice on or before the date that is two (2) years and one (1) day following the Closing or Purchaser shall be deemed to have waived any and all claims and rights to sue Seller for damages for such breach of representation and/or warranty by Seller. The parties stipulate that the aforementioned periods of time for the delivery of written notice of an alleged breach and the filing of an action with respect to such breach is reasonable and hereby waive any claims to the contrary. Without limiting the foregoing, the parties further agree that to the fullest extent permitted by law, the foregoing shall constitute the express intent of the parties to shorten the period of limitations for bringing claims on account of Seller’s breach of its representations and warranties contained in this Section 7.1.1 if a longer period would otherwise be permitted by applicable law.
7.1.2    GENERAL DISCLAIMER. EXCEPT AS SPECIFICALLY SET FORTH IN THIS AGREEMENT, AND THE DOCUMENTS EXECUTED IN CONNECTION WITH THE CLOSING (THE “CLOSING DOCUMENTS”), THE SALE OF THE PROPERTY HEREUNDER IS AND WILL BE MADE ON AN “AS IS”, “WHERE IS,” AND “WITH ALL FAULTS” BASIS, WITHOUT REPRESENTATIONS AND WARRANTIES OF ANY KIND OR NATURE, EXPRESS, IMPLIED OR OTHERWISE, INCLUDING ANY REPRESENTATION OR WARRANTY CONCERNING TITLE TO THE PROPERTY, THE PHYSICAL CONDITION OF THE PROPERTY (INCLUDING THE CONDITION OF THE SOIL OR THE IMPROVEMENTS), THE ENVIRONMENTAL CONDITION OF THE PROPERTY (INCLUDING THE PRESENCE OR ABSENCE OF HAZARDOUS SUBSTANCES ON OR AFFECTING THE REAL PROPERTY), THE COMPLIANCE OF THE PROPERTY WITH APPLICABLE LAWS AND REGULATIONS (INCLUDING ZONING AND BUILDING CODES OR THE STATUS OF DEVELOPMENT OR USE RIGHTS RESPECTING THE PROPERTY), THE FINANCIAL CONDITION OF THE PROPERTY OR ANY OTHER REPRESENTATION OR WARRANTY RESPECTING ANY INCOME, EXPENSES, CHARGES, LIENS OR ENCUMBRANCES, RIGHTS OR CLAIMS ON, AFFECTING OR PERTAINING TO THE PROPERTY OR ANY PART THEREOF. PURCHASER ACKNOWLEDGES THAT, DURING THE DUE DILIGENCE PERIOD, PURCHASER WILL BE GIVEN THE OPPORTUNITY TO EXAMINE, REVIEW AND INSPECT ALL MATTERS WHICH IN PURCHASER’S JUDGMENT BEAR UPON THE PROPERTY AND ITS VALUE AND SUITABILITY FOR PURCHASER’S PURPOSES. PURCHASER IS A SOPHISTICATED PURCHASER WHO IS FAMILIAR WITH THE OWNERSHIP AND OPERATION OF REAL ESTATE PROJECTS SIMILAR TO THE PROPERTY AND THAT PURCHASER HAS OR WILL HAVE ADEQUATE OPPORTUNITY TO COMPLETE ALL PHYSICAL AND FINANCIAL EXAMINATIONS (INCLUDING ALL OF THE EXAMINATIONS, REVIEWS AND INVESTIGATIONS REFERRED TO IN SECTION 4) RELATING TO THE ACQUISITION OF THE PROPERTY HEREUNDER IT DEEMS NECESSARY, AND WILL ACQUIRE THE SAME SOLELY ON THE BASIS OF AND IN RELIANCE UPON SUCH EXAMINATIONS AND THE TITLE

INSURANCE PROTECTION AFFORDED BY THE OWNER’S POLICY AND NOT ON ANY INFORMATION PROVIDED OR TO BE PROVIDED BY SELLER (OTHER THAN AS EXPRESSLY PROVIDED HEREIN OR IN THE CLOSING DOCUMENTS (INCLUDING SELLER’S REPRESENTATIONS AND WARRANTIES)). EXCEPT AS TO MATTERS SPECIFICALLY SET FORTH IN THIS AGREEMENT OR IN THE CLOSING DOCUMENTS (INCLUDING SELLER’S REPRESENTATIONS AND WARRANTIES): (A) PURCHASER WILL ACQUIRE THE PROPERTY SOLELY ON THE BASIS OF ITS OWN PHYSICAL AND FINANCIAL EXAMINATIONS, REVIEWS AND INSPECTIONS AND THE TITLE INSURANCE PROTECTION AFFORDED BY THE OWNER’S POLICY, AND (B) WITHOUT LIMITING THE FOREGOING, PURCHASER WAIVES ANY RIGHT IT OTHERWISE MAY HAVE AT LAW OR IN EQUITY TO SEEK DAMAGES FROM SELLER IN CONNECTION WITH THE ENVIRONMENTAL CONDITION OF THE PROPERTY. THE FOREGOING WAIVER SHALL NOT BE APPLICABLE TO PURCHASER’S RIGHT TO IMPLEAD OR OTHERWISE SEEK JOINDER OF SELLER SOLELY WITH RESPECT TO ANY CLAIMS BROUGHT AGAINST PURCHASER BY A THIRD PARTY UNAFFILIATED WITH PURCHASER RELATING TO HAZARDOUS MATERIALS DISPOSED OF OR RELEASED IN, ON OR UNDER THE PROPERTY DURING SELLER’S PERIOD OF OWNERSHIP OF THE PROPERTY AND FOR WHICH SELLER SHALL BE LIABLE UNDER ANY STATUTE CONCERNING LIABILITY FOR CONTAMINATION BY HAZARDOUS MATERIALS. FURTHERMORE, THIS WAIVER SHALL NOT BE APPLICABLE TO (X) ANY CLAIMS ARISING OUT OF THE EXPRESS COVENANTS, REPRESENTATIONS, OR WARRANTIES SET FORTH IN THIS AGREEMENT THAT SHALL EXPRESSLY SURVIVE THE CLOSING, OR (Y) SELLER’S FRAUD. THE PROVISIONS OF THIS SECTION 7.1.2 SHALL SURVIVE THE CLOSING.
7.2    Interim Covenants of Seller. Until the Closing Date or the sooner termination of this Agreement in accordance with the terms and conditions of this Agreement:
7.2.1    Seller shall maintain the Property in substantially the same manner as prior hereto pursuant to Seller’s normal course of business (which maintenance obligations shall not include any obligation to make capital expenditures or expenditures not incurred in Seller’s normal course of business), subject to reasonable wear and tear and further subject to destruction by casualty or other events beyond the control of Seller.
7.2.2    Subject to the terms set forth in this Section 7.2.2, prior to the expiration of the Due Diligence Period, Seller may cancel, modify, extend, renew or permit the expiration of contracts or enter into any new service contract without Purchaser’s consent provided that Seller delivers to Purchaser copies of the same no later than three (3) Business Days prior to the expiration of the Due Diligence Period. After the expiration of the Due Diligence Period, Seller shall not modify, extend, renew or cancel (except as a result of a default by the other party thereunder) or enter into any additional service contracts or other similar agreements (“Post Due Diligence Contracts”) without the prior consent of Purchaser, which consent shall not be unreasonably withheld or delayed; provided, however, Purchaser’s consent shall not be required if such contract is cancelable upon not more than thirty (30) days’ notice without payment of premium or penalty by Purchaser. Purchaser’s failure to disapprove any request for consent by Seller under this Section 7.2.2 within five (5) days following Seller’s request therefor shall be deemed to constitute Purchaser’s consent thereto. Notwithstanding the foregoing, Seller shall terminate at Closing, and Purchaser shall not assume, such Post Due Diligence Contracts and any property management or leasing agreement affecting the Property.
7.2.3    (a)    Seller shall have the right to continue to offer the Property for lease in the same manner as prior hereto pursuant to its normal course of business and, upon request, shall keep Purchaser reasonably informed as to the status of leasing prior to the Closing Date. Prior to the expiration of the Due Diligence Period, Seller shall be entitled to enter into any new leases, or modifications of existing Leases at its sole option, exercisable in Seller’s sole and absolute discretion, and shall provide copies of same to Purchaser promptly after the execution thereof but no later than three (3) Business Days prior to the expiration of the Due Diligence Period. After the expiration of the Due Diligence Period, Seller shall not during the term of this Agreement enter into any new leases or, unless expressly required by the term of existing Leases, modifications of existing Leases, without the prior written consent of Purchaser, which consent may be granted or withheld in Purchaser’s sole and absolute discretion.
(b)    From and after the date hereof until Closing or termination of this Agreement, Seller shall not lien, encumber or otherwise transfer all or any interest in the Property except for Leases entered into in accordance with this Agreement and utility easements entered into in the ordinary course of business (other than to Purchaser at Closing).
(c)    From and after the date hereof, through the Closing or sooner termination of this Agreement, Seller shall not market, solicit, negotiate, or enter into any agreement with any party other than Purchaser for the sale or transfer of any interest in the Property.
(d)    Seller shall promptly deliver to Purchaser any notices of default or violations received from any tenant or Governmental Authority.
(e)    Notwithstanding anything to the contrary contained in this Agreement: (i) Seller makes no representations and assumes no responsibility with respect to the continued occupancy of the Property or any part thereof by any of the tenants, (ii) the removal of any of the tenants whether by summary proceedings or otherwise prior to the Closing Date shall not give rise to any claim on the part of Purchaser, and (iii) Purchaser agrees that it shall not be grounds for Purchaser’s refusal to close the transaction contemplated under this Agreement that any tenant is a holdover tenant or is in default under its lease on the Closing Date and that Purchaser shall accept title subject to such holding over or default without an abatement in or credit against the Purchase Price.
7.2.4    Purchaser has informed Seller that Purchaser is required by law to complete with respect to certain matters relating to the Property an audit commonly known as a “3-14” Audit (“Purchaser’s 3-14 Audit”). In connection with the performance of Purchaser’s 3-14 Audit, Seller shall during the Due Diligence Period deliver to Purchaser, concurrently with the delivery of the Inspection Documents, (i) the documents which are described on Exhibit M attached hereto, to the extent in existence and in Seller’s possession (collectively, “Purchaser’s 3-14 Audit Documents”) and (ii) provide to Purchaser in written form, answers to such questions relating to the Property which are set forth in Exhibit M, to the extent such information is in existence and in Seller’s possession. Additionally, Seller covenants to reasonably cooperate with Purchaser and to make available to Purchaser (at no cost or expense to Seller) all information needed to evaluate and answer questions for the completion of Purchaser’s 3-14 Audit, to the extent such information is in Seller’s possession or control. Any information provided to Purchaser pursuant to this Section 7.2.4 shall constitute Information and shall be governed by the provisions of Section 4.2.2.
7.2.5    Seller shall use commercially reasonable efforts to keep in force and effect the insurance policies currently carried by Seller with respect to the Property or policies providing similar coverage through the Closing Date.
7.3    Representations, Warranties and Covenants of Purchaser.
7.3.1    Representations and Warranties of Purchaser. Purchaser hereby represents and warrants to Seller that:
(a)    Due Authority. This Agreement has been duly authorized, executed, and delivered by, and is binding upon, Purchaser, and each agreement, instrument and document herein provided to be executed by Purchaser on the Closing Date will be duly authorized, executed, and delivered by, and be binding upon, Purchaser, and enforceable against Purchaser in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws of general application affecting the rights and remedies of creditors. Purchaser is a limited liability company, duly organized, validly existing, and in good standing under the laws of the State of Delaware and is duly authorized and qualified to do all things required of it under this Agreement.
(b)    OFAC, PATRIOT Act, and Anti-Money Laundering Compliance. The amounts payable by Purchaser to Seller hereunder are not and were not, directly or indirectly, derived from activities in contravention of federal, state, or international laws and regulations (including, without limitation, anti-money laundering laws and regulations). None of (A) Purchaser; (B) any Person controlling or controlled by Purchaser, directly or indirectly, including but not limited to any Person or Persons owning, in the aggregate, a fifty percent (50%) or greater direct or indirect ownership interest in Purchaser; (C) to Purchaser’s actual knowledge, any Person having a beneficial interest in Purchaser; or (D) any Person for whom Purchaser is acting as agent or nominee in connection with the Transaction; is: (1) a country, territory, government, individual or entity subject to sanctions under any Executive Order issued by the President of the United States or any regulation administered by Office of Foreign Assets Control of the United States Department of the Treasury; (2) a Foreign Terrorist Organization designated by the United States Department of State, or (3) an individual or entity who the Purchaser knows, or reasonably should know, has engaged in or engages in terrorist activity, or has provided or provides material support for terrorist activities or terrorist organizations, as prohibited by U.S. law, including but not limited to the USA PATRIOT Act, P.L. 107-56.
(c)    Survival. The representations and warranties of Purchaser set forth in Section 7.3.1 shall survive the Closing.

8.    Release.
8.1    RELEASE. EFFECTIVE AS OF THE CLOSING, PURCHASER SHALL BE DEEMED TO HAVE RELEASED SELLER AND ALL SELLER RELATED PARTIES FROM ALL CLAIMS WHICH PURCHASER OR ANY AGENT, REPRESENTATIVE, AFFILIATE, EMPLOYEE, DIRECTOR, OFFICER, PARTNER, MEMBER, SERVANT, SHAREHOLDER OR OTHER PERSON OR ENTITY ACTING ON PURCHASER’S BEHALF OR OTHERWISE RELATED TO OR AFFILIATED WITH PURCHASER (EACH, A “PURCHASER RELATED PARTY”) HAS OR MAY HAVE ARISING FROM OR RELATED TO ANY MATTER OR THING RELATED TO OR IN CONNECTION WITH THE PROPERTY INCLUDING THE DOCUMENTS AND INFORMATION REFERRED TO HEREIN, THE LEASES AND THE TENANTS THEREUNDER, ANY CONSTRUCTION DEFECTS, ERRORS OR OMISSIONS IN THE DESIGN OR CONSTRUCTION OF ALL OR ANY PORTION OF THE PROPERTY AND ANY ENVIRONMENTAL CONDITIONS, AND PURCHASER SHALL NOT LOOK TO SELLER OR ANY SELLER RELATED PARTIES IN CONNECTION WITH THE FOREGOING FOR ANY REDRESS OR RELIEF. THIS RELEASE SHALL BE GIVEN FULL FORCE AND EFFECT ACCORDING TO EACH OF ITS EXPRESSED TERMS AND PROVISIONS, INCLUDING THOSE RELATING TO UNKNOWN AND UNSUSPECTED CLAIMS, DAMAGES AND CAUSES OF ACTION, PROVIDED THAT THIS RELEASE SHALL NOT BE APPLICABLE TO PURCHASER’S RIGHT TO IMPLEAD OR OTHERWISE SEEK JOINDER OF SELLER SOLELY WITH RESPECT TO ANY CLAIMS BROUGHT AGAINST PURCHASER BY A THIRD PARTY UNAFFILIATED WITH PURCHASER RELATING TO HAZARDOUS MATERIALS DISPOSED OF OR RELEASED IN, ON OR UNDER THE PROPERTY DURING SELLER’S PERIOD OF OWNERSHIP OF THE PROPERTY AND FOR WHICH SELLER SHALL BE LIABLE UNDER ANY STATUTE CONCERNING LIABILITY FOR CONTAMINATION BY HAZARDOUS MATERIALS. FURTHERMORE, THIS RELEASE SHALL NOT BE APPLICABLE TO ANY CLAIMS ARISING OUT OF (A) THE EXPRESS COVENANTS, REPRESENTATIONS, OR WARRANTIES SET FORTH IN THIS AGREEMENT THAT SHALL EXPRESSLY SURVIVE THE CLOSING, OR (B) SELLER’S FRAUD.
8.2    Survival. The provisions of this Section 8 shall survive the Closing or a termination of this Agreement.
9.    Remedies For Default and Disposition of the Initial Deposit and the Additional Deposit.
9.1    SELLER DEFAULTS. IF SELLER DEFAULTS IN ITS OBLIGATIONS HEREUNDER TO SELL THE PROPERTY, THEN PURCHASER SHALL HAVE, AS ITS EXCLUSIVE REMEDIES (ALL OTHER RIGHTS AND/OR REMEDIES, WHETHER AVAILABLE AT LAW OR IN EQUITY, BEING IRREVOCABLY WAIVED) THE RIGHT TO EITHER (A) TERMINATE THIS AGREEMENT (IN WHICH EVENT THE DEPOSIT SHALL BE RETURNED TO PURCHASER, SELLER SHALL PAY TO PURCHASER AN AMOUNT EQUAL TO PURCHASER’S REIMBURSABLE DUE DILIGENCE EXPENSES (AS HEREINAFTER DEFINED), AND NEITHER PARTY HERETO SHALL HAVE ANY FURTHER OBLIGATION OR LIABILITY TO THE OTHER EXCEPT WITH RESPECT TO THOSE PROVISIONS OF THIS AGREEMENT WHICH EXPRESSLY SURVIVE THE

TERMINATION OF THIS AGREEMENT), PURCHASER HEREBY WAIVING ANY RIGHT OR CLAIM TO DAMAGES FOR SELLER’S BREACH, OR (B) IF SELLER SHALL WILLFULLY FAIL TO TRANSFER THE PROPERTY PURSUANT TO AND IN ACCORDANCE WITH THE TERMS OF THIS AGREEMENT, SPECIFICALLY ENFORCE SELLER’S OBLIGATION TO TRANSFER THE PROPERTY (IT BEING ACKNOWLEDGED THAT THE REMEDY OF SPECIFIC PERFORMANCE SHALL NOT BE APPLICABLE TO ANY OTHER COVENANT OR AGREEMENT OF SELLER CONTAINED HEREIN); PROVIDED THAT ANY ACTION BY PURCHASER FOR SPECIFIC PERFORMANCE MUST BE FILED, IF AT ALL, WITHIN FORTY-FIVE (45) DAYS OF SELLER’S DEFAULT, AND THE FAILURE TO FILE WITHIN SUCH PERIOD SHALL CONSTITUTE A WAIVER BY PURCHASER OF SUCH RIGHT AND REMEDY. IF PURCHASER SHALL NOT HAVE FILED AN ACTION FOR SPECIFIC PERFORMANCE WITHIN THE AFOREMENTIONED TIME PERIOD OR SO NOTIFIED SELLER OF ITS ELECTION TO TERMINATE THIS AGREEMENT, PURCHASER’S SOLE REMEDY SHALL BE TO TERMINATE THIS AGREEMENT IN ACCORDANCE WITH CLAUSE (A) ABOVE. AS USED HEREIN, “PURCHASER’S REIMBURSABLE DUE DILIGENCE EXPENSES” SHALL MEAN AND REFER TO THIRD-PARTY OUT-OF-POCKET EXPENSES ACTUALLY INCURRED BY PURCHASER IN CONNECTION WITH THE NEGOTIATION AND PREPARATION OF THIS AGREEMENT (INCLUDING ATTORNEYS’ FEES) AND IN CONNECTION WITH PURCHASER’S INVESTIGATIONS AS TO THE PROPERTY PRIOR TO THE TERMINATION OF THIS AGREEMENT BY PURCHASER; PROVIDED, HOWEVER, (I) IN NO EVENT SHALL SELLER BE OBLIGATED UNDER THIS AGREEMENT TO REIMBURSE PURCHASER FOR PURCHASER’S REIMBURSABLE DUE DILIGENCE EXPENSES (IN THE AGGREGATE) IN EXCESS OF SIXTY EIGHT THOUSAND FIVE HUNDRED DOLLARS ($68,500.00) AND (II) SELLER’S OBLIGATION HEREUNDER TO REIMBURSE PURCHASER FOR PURCHASER’S REIMBURSABLE DUE DILIGENCE EXPENSES SHALL RELATE ONLY TO PURCHASER’S REIMBURSABLE DUE DILIGENCE EXPENSES WITH RESPECT TO WHICH PURCHASER DELIVERS TO SELLER A THIRD-PARTY INVOICE (WITH REASONABLE SUPPORTING INFORMATION AND DOCUMENTATION AND EVIDENCE OF PAYMENT) WITHIN THIRTY (30) DAYS AFTER THE DATE ON WHICH PURCHASER GIVES SELLER WRITTEN NOTICE OF PURCHASER’S TERMINATION OF THIS AGREEMENT.
9.2    PURCHASER DEFAULTS. NOTWITHSTANDING ANYTHING TO THE CONTRARY SET FORTH IN SECTION 9.1, IF PURCHASER DEFAULTS IN ITS OBLIGATIONS HEREUNDER TO PURCHASE THE PROPERTY, THEN THIS AGREEMENT SHALL TERMINATE AND THE RETENTION OF THE DEPOSIT SHALL BE SELLER’S SOLE AND EXCLUSIVE REMEDY UNDER THIS AGREEMENT, SUBJECT TO THE PROVISIONS OF THIS AGREEMENT THAT EXPRESSLY SURVIVE THE TERMINATION OF THIS AGREEMENT; PROVIDED, HOWEVER, NOTHING IN THIS AGREEMENT SHALL BE CONSTRUED TO LIMIT SELLER’S RIGHTS OR DAMAGES UNDER ANY INDEMNITIES GIVEN BY PURCHASER TO SELLER UNDER THIS AGREEMENT. IN CONNECTION WITH THE FOREGOING, THE PARTIES RECOGNIZE THAT SELLER WILL INCUR EXPENSE IN CONNECTION WITH THE TRANSACTION CONTEMPLATED BY THIS AGREEMENT AND THAT THE PROPERTY WILL BE REMOVED FROM THE MARKET; FURTHER, THAT IT IS EXTREMELY DIFFICULT

AND IMPRACTICABLE TO ASCERTAIN THE EXTENT OF DETRIMENT TO SELLER CAUSED BY THE BREACH BY PURCHASER UNDER THIS AGREEMENT AND THE FAILURE OF THE CONSUMMATION OF THE TRANSACTION CONTEMPLATED BY THIS AGREEMENT OR THE AMOUNT OF COMPENSATION SELLER SHOULD RECEIVE AS A RESULT OF PURCHASER’S BREACH OR DEFAULT.
9.3    Disposition of Deposit. If the Transaction shall close, then the Deposit shall be applied as a partial payment of the Purchase Price.
9.4    Survival. The provisions of this Section 9 shall survive a termination of this Agreement.
10.    Miscellaneous.
10.1    Brokers.
10.1.1    Except as provided in Section 10.1.2 below, Seller represents and warrants to Purchaser, and Purchaser represents and warrants to Seller, that no broker or finder has been engaged by it, respectively, in connection with the sale contemplated under this Agreement. In the event of a claim for broker’s or finder’s fee or commissions in connection with the sale contemplated by this Agreement, then Seller shall indemnify, defend and hold harmless Purchaser from the same if it shall be based upon any statement or agreement alleged to have been made by Seller, and Purchaser shall indemnify, defend and hold harmless Seller from the same if it shall be based upon any statement or agreement alleged to have been made by Purchaser. The indemnification obligations under this Section 10.1.1 shall survive the Closing or termination of this Agreement.
10.1.2    If and only if the Transaction closes, Seller has agreed to pay a brokerage commission to CBRE, Inc. (“Broker”) pursuant to a separate written agreement with Broker, subject in all respects to the terms and conditions of such separate written agreement. Section 10.1.1 hereof is not intended to apply to leasing commissions incurred in accordance with this Agreement.
10.2    Limitation of Liability.
10.2.1    Notwithstanding anything to the contrary contained in this Agreement or any documents executed in connection herewith, if the Closing of the Transaction shall have occurred, (i) the aggregate liability of Seller, excluding Seller’s liability for the representations and indemnity of Sellers set forth in Section 10.1 and the prorations provided for in Section 5.4, arising pursuant to or in connection with the representations, warranties, indemnifications, covenants or other obligations (whether express or implied) of Seller under this Agreement or any document or certificate executed or delivered in connection herewith shall not exceed one percent (1%) of the Purchase Price (the “Liability Ceiling”) and (ii) in no event shall Seller have any liability to Purchaser unless and until the aggregate liability of Seller arising pursuant to or in connection with the representations, warranties, indemnifications, covenants or other obligations (whether express or implied) of Seller under this Agreement or any document or certificate executed or delivered in connection herewith shall exceed Twenty Four Thousand Two Hundred

Ninety Eight Dollars (24,298.00) (the “Liability Floor”). If Seller’s aggregate liability to Purchaser shall exceed the Liability Floor, then Seller shall be liable for the entire amount thereof up to but not exceeding the Liability Ceiling.
10.2.2    None of the Seller Related Parties shall have any personal liability, directly or indirectly, under or in connection with this Agreement or any agreement made or entered into under or pursuant to the provisions of this Agreement, or any amendment or amendments to any of the foregoing made at any time or times, heretofore or hereafter, and Purchaser and its successors and assigns and, without limitation, all other Persons, shall look solely to Seller’s assets for the payment of any claim or for any performance, and Purchaser, on behalf of itself and its successors and assigns, hereby waives any and all such personal liability.
10.2.3    The provisions of this Section 10.2 shall survive the Closing or termination of this Agreement.
10.3    Exhibits; Entire Agreement; Modification. All exhibits attached and referred to in this Agreement are hereby incorporated herein as if fully set forth in (and shall be deemed to be a part of ) this Agreement. This Agreement contains the entire agreement between the parties respecting the matters herein set forth and supersedes any and all prior agreements between the parties hereto respecting such matters. This Agreement may not be modified or amended except by written agreement signed by both parties.
10.4    Business Days. Whenever any action must be taken (including the giving of notice or the delivery of documents) under this Agreement during a certain period of time (or by a particular date) that ends (or occurs) on a non-Business Day, then such period (or date) shall be extended until the next succeeding Business Day. As used herein, the term “Business Day” shall be deemed to mean any day, other than a Saturday or Sunday, on which commercial banks in the State of New York or in the State of Texas are not required or authorized to be closed for business. Unless expressly indicated otherwise, (a) all references to time shall be deemed to refer to Eastern time, and (b) all time periods shall expire at 5:00 p.m. Eastern time.
10.5    Interpretation. Section headings shall not be used in construing this Agreement. Each party acknowledges that such party and its counsel, after negotiation and consultation, have reviewed and revised this Agreement. As such, the terms of this Agreement shall be fairly construed and the usual rule of construction, to wit, that ambiguities in this Agreement should be resolved against the drafting party, shall not be employed in the interpretation of this Agreement or any amendments, modifications or exhibits hereto or thereto. Whenever the words “including”, “include” or “includes” are used in this Agreement, they shall be interpreted in a non-exclusive manner. Except as otherwise indicated, all Exhibit and Section references in this Agreement shall be deemed to refer to the Exhibits and Sections in this Agreement.
10.6    Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Texas, without giving effect to principles of conflicts of law except as specifically provided in any exhibit hereto which provides that the law of another jurisdiction shall govern that exhibit, in which event the law of the specified jurisdiction shall govern that exhibit.

10.7    Construction. Each party hereto acknowledges that it has participated in the drafting of this Agreement, and any applicable rule of construction to the effect that ambiguities are to be resolved against the drafting party shall not be applied in connection with the construction or interpretation hereof. Each party has been represented by independent counsel in connection with this Agreement.
10.8    Successors and Assigns. Purchaser may not assign or transfer its rights or obligations under this Agreement without the prior written consent of Seller, which consent may be given or withheld in the sole and absolute discretion of Seller; provided that, in the event of such an assignment or transfer, the transferee shall assume in writing all of the transferor’s obligations hereunder (but Purchaser or any subsequent transferor shall not be released from its obligations hereunder). Notwithstanding and without limiting the foregoing, no consent given by Seller to any transfer or assignment of Purchaser’s rights or obligations hereunder shall be deemed to constitute a consent to any other transfer or assignment of Purchaser’s rights or obligations hereunder and no transfer or assignment in violation of the provisions hereof shall be valid or enforceable. Subject to the foregoing, this Agreement and the terms and provisions hereof shall inure to the benefit of and be binding upon the successors and assigns of the parties. Notwithstanding the foregoing, Purchaser shall have the right to assign its rights and obligations under this Agreement to an entity that is a real estate investment trust (“REIT”) (or that is wholly owned directly or indirectly by a REIT) for which Purchaser or an affiliate of Purchaser acts as the sole investment advisor without the prior written consent of Seller provided that Purchaser provides immediate notice of any such assignment to Seller. Notwithstanding the foregoing, Purchaser shall not be relieved of its obligations under this Agreement by such assignment or nomination. If Purchaser’s assignee or nominee has satisfied all of Purchaser’s obligations under this Agreement as of the Closing (including, without limitation, the payment of the Purchase Price to Seller, subject to permitted prorations and adjustments), and has signed a written assumption of all of Purchaser’s obligations under this Agreement, Purchaser (but not the assignee) shall automatically be released from any further obligations or responsibilities under this Agreement upon Closing. No transfer or assignment in violation of the provisions hereof shall be valid or enforceable. Subject to the foregoing, this Agreement and the terms and provisions hereof shall inure to the benefit of and be binding upon the successors and assigns of the parties.
10.9    Notices. All notices, requests or other communications which may be or are required to be given, served or sent by either party hereto to the other shall be (a) delivered in person or by facsimile transmission, with receipt thereof confirmed by printed facsimile acknowledgment (with a confirmation copy delivered in person or by overnight delivery contemporaneously therewith), (b) by overnight delivery with any reputable overnight courier service, (c) by deposit in any post office or mail depository regularly maintained by the United States Postal Office and sent by registered or certified mail, postage paid, return receipt requested, or (d) by a PDF or similar attachment to an email, provided that such email attachment shall be followed within two (2) business day by delivery of such notice pursuant to clause (b) or (c) above, and shall be effective upon receipt (whether refused or accepted) and, in each case, addressed as follows:

To Seller:	Greenhouse Office Investors I, LLC

c/o J.P. Morgan Investment Management Inc. 270 Park Avenue New York, New York 10017 Attention: Dianna Russo Telephone: (212) 648-2133 Email: dianna.russo@jpmorgan.com

With a Copy To:	Greenhouse Office Investors I, LLC c/o J.P. Morgan Investment Management Inc. P.O. Box 5005 New York, New York 10163-5005

With a Copy To:	Greenhouse Office Investors I, LLC c/o Stream Realty Partners, L.P. 2001 Ross Avenue, Suite 2800 Dallas, TX 75201 Attention: Adam Jackson Telephone: 214-267-0458 Email: ajackson@streamrealty.com

With a Copy To:	Stroock & Stroock & Lavan LLP 180 Maiden Lane New York, New York 10038-4982 Attention: Steven Moskowitz, Esq. Facsimile: (212) 806-6006 Telephone: (212) 806-5899 Email: smoskowitz@stroock.com

With a Copy To:	Vinson & Elkins LLP Trammel Crow Center 2001 Ross Avenue, Suite 3700 Attention: Glenn Koury Telephone: (214) 220-7829 Email: gkoury@velaw.com

To Purchaser:	KBS Capital Advisors LLC 800 Newport Center Drive, Suite 700 Newport Beach, CA 92660 Attention: Gio Cordoves Facsimile: (949) 417-6501 Telephone: (949) 797-0324 Email: gcordoves@kbs.com

With a Copy To:	James Chiboucas, Esq. 800 Newport Center Drive, Suite 700 Newport Beach, California 92660

Facsimile: (949) 417-6501 Telephone: (949) 417-6555 Email: jchiboucas@kbs.com

With a Copy To:	Greenberg Traurig, LLP 3161 Michelson Drive, Suite 1000 Irvine, CA 92612 Attention: L. Bruce Fischer, Esq. Facsimile: (949) 732-6501 Telephone: (949) 732-6670 Email: fischerb@gtlaw.com

To Escrowee:	Commonwealth Land Title Insurance Company 4100 Newport Place Drive, Suite 120 Newport Beach, CA 92660 Attention: Joy Eaton Facsimile: (949) 271-5762 Telephone: (949) 724-3145 Email: joyeaton@cltic.com

All notices required under this Agreement may be given by Purchaser’s and Seller’s counsels, as applicable.

10.10    Third Parties. Nothing in this Agreement, whether expressed or implied, is intended to confer any rights or remedies under or by reason of this Agreement upon any other Person other than the parties hereto and their respective permitted successors and assigns, nor is anything in this Agreement intended to relieve or discharge the obligation or liability of any third Persons to any party to this Agreement, nor shall any provision give any third parties any right of subrogation or action over or against any party to this Agreement. This Agreement is not intended to and does not create any third party beneficiary rights whatsoever.
10.11    Legal Costs. The parties hereto agree that they shall pay directly any and all legal costs which they have incurred on their own behalf in the preparation of this Agreement, all deeds and other agreements pertaining to the Transaction, and that such legal costs shall not be part of the closing costs. In any action or proceeding between the parties to enforce or interpret any of the terms or provisions of this Agreement, the prevailing party in the action or proceeding shall be entitled to, in addition to damages, injunctive relief or other relief, its reasonable costs and expenses, including, without limitation, costs and reasonable attorneys’ fees, both at trial and on appeal. The term “prevailing party” means the party obtaining substantially the relief sought, whether by compromise, settlement or judgment.
10.12    Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same document. Executed copies hereof may be delivered by facsimile, PDF or email, and upon receipt, shall be deemed originals and binding upon the parties hereto. Without limiting or otherwise affecting the validity of executed copies hereof that have been delivered by facsimile,

PDF or email, the parties shall use diligent efforts to deliver originals as promptly as possible after execution.
10.13    Effectiveness. In no event shall any draft of this Agreement create any obligation or liability, it being understood that this Agreement shall be effective and binding only when a counterpart hereof has been executed and delivered by each party hereto. Seller shall have the right to discontinue negotiations and withdraw any draft of this Agreement at any time prior to the full execution and delivery of this Agreement by each party hereto. Purchaser assumes the risk of all costs and expenses incurred by Purchaser in any negotiations or due diligence investigations undertaken by Purchaser with respect to the Property.
10.14    No Implied Waivers. No failure or delay of either party in the exercise of any right or remedy given to such party hereunder or the waiver by any party of any condition hereunder for its benefit (unless the time specified in this Agreement for exercise of such right or remedy has expired) shall constitute a waiver of any other or further right or remedy nor shall any single or partial exercise of any right or remedy preclude other or further exercise thereof or any other right or remedy. No waiver by either party of any breach hereunder or failure or refusal by the other party to comply with its obligations shall be deemed a waiver of any other or subsequent breach, failure or refusal to so comply.
10.15    Discharge of Seller’s Obligations. Except as otherwise expressly provided in this Agreement, Purchaser’s acceptance of the Special Warranty Deed shall be deemed a discharge of all of the obligations of Seller hereunder and all of Seller’s representations, warranties, covenants and agreements in this Agreement shall merge in the documents and agreements executed at the Closing and shall not survive the Closing, except and to the extent that, pursuant to the express provisions of this Agreement, any of such representations, warranties, covenants or agreements are to survive the Closing.
10.16    No Recordation. Neither this Agreement nor any memorandum thereof shall be recorded and any attempted recordation hereof shall be void and shall constitute a default hereunder.
10.17    Unenforceability. If all or any portion of any provision of this Agreement shall be held to be invalid, illegal or unenforceable in any respect, then such invalidity, illegality or unenforceability shall not affect any other provision hereof, and such provision shall be limited and construed as if such invalid, illegal or unenforceable provision or portion thereof were not contained herein unless doing so would materially and adversely affect a party or the benefits that such party is entitled to receive under this Agreement.
10.18    Waiver of Trial by Jury. TO THE FULLEST EXTENT PERMITTED BY LAW, SELLER AND PURCHASER HEREBY WAIVE TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER ARISING IN TORT OR CONTRACT) BROUGHT BY EITHER AGAINST THE OTHER ON ANY MATTER ARISING OUT OF OR IN ANY WAY CONNECTED WITH THIS AGREEMENT. THE PROVISIONS OF THIS SECTION SHALL SURVIVE THE CLOSING.

10.19    Disclosure. Notwithstanding any terms or conditions in this Agreement to the contrary, but subject to restrictions reasonably necessary to comply with federal or state securities laws, any Person may disclose to any and all Persons, without limitation of any kind, the tax treatment and structure of the Transaction and all materials of any kind (including, without limitation, opinions or other tax analyses) that are provided relating to such tax treatment and tax structure. For the avoidance of doubt, this authorization is not intended to permit disclosure of the names of, or other identifying information regarding, the participants in the Transaction, or of any information or the portion of any materials not relevant to the tax treatment or structure of the Transaction. The provisions of this Section shall survive the Closing.
10.20    Designation of Reporting Person. In order to assure compliance with the requirements of Section 6045 of the Code and any related reporting requirements of the Code, the parties hereto agree as follows:
10.20.1    The Title Company (for purposes of this Section, the “Reporting Person”), by its execution hereof, hereby assumes all responsibilities for information reporting required under Section 6045(e) of the Code.
10.20.2    Seller and Purchaser each hereby agree:
(a)    to provide to the Reporting Person all information and certifications regarding such party, as reasonably requested by the Reporting Person or otherwise required to be provided by a party to the Transaction under Section 6045 of the Code; and
(b)    to provide to the Reporting Person such party’s taxpayer identification number and a statement (on Internal Revenue Service Form W-9 or an acceptable substitute form, or on any other form the applicable current or future Code sections and regulations might require and/or any form requested by the Reporting Person), signed under penalties of perjury, stating that the taxpayer identification number supplied by such party to the Reporting Person is correct.
(c)    Each party hereto agrees to retain this Agreement for not less than four years from the end of the calendar year in which Closing occurred, and to produce it to the Internal Revenue Service upon a valid request therefor.
(d)    The addresses for Seller and Purchaser are as set forth in Section 10.9 hereof, and the real estate subject to the transfer provided for in this Agreement is described in Exhibit A.
10.21    Tax Reduction Proceedings. If Seller has heretofore filed, or shall hereafter file, applications for the reduction of the assessed valuation of the Property and/or instituted certiorari proceedings to review such assessed valuations for any tax year (“Protest Proceedings”), any cash refunds or proceeds actually distributed (collectively, “Cash Refunds”) will be apportioned as described below. Purchaser hereby acknowledges that Seller has filed/instituted such Protest Proceedings in connection with taxes relating to calendar year 2016 (the “2016 Proceedings”), and that notwithstanding anything contained in this Agreement to the contrary, Seller shall continue to retain the right to pursue such 2016 Proceedings following the Closing. Any Cash Refunds (including interest thereon) on account of a favorable determination, after deduction of costs and expenses incurred for such Protest Proceedings and payment of any reimbursements owing to tenants, shall be: (i) the property of Seller to the extent such Cash Refunds were for taxes paid by Seller applicable to a period prior to the Closing Date, (ii) prorated between Purchaser and Seller for taxes paid for a period during which the Closing Date occurred, and (iii) the property of Purchaser for taxes for a period after the Closing Date. Seller shall have the obligation to refund to any tenants in good standing as of the date of such Cash Refund, any portion of such Cash Refund paid to it which may be owing to such tenants, which payment shall be paid to Purchaser within fifteen (15) Business Days of delivery to Seller by Purchaser of written confirmation of such tenants’ entitlement to such Cash Refunds. Purchaser shall have the obligation to refund to tenants in good standing as of the date of such Cash Refund, any portion of such Cash Refund paid to it which may be owing to such tenants. Seller and Purchaser agree to notify the other in writing of any receipt of a Cash Refund within fifteen (15) Business Days of receipt of such Cash Refund. To the extent either party obtains a Cash Refund, a portion of which is owed to the other party, the receiving party shall deliver the Cash Refund to the other party within fifteen (15) Business Days of its receipt.
10.22    Press Releases. Except as provided in Section 4.2.2, any press release or other public disclosure regarding this Agreement or the Transaction shall not be made by Purchaser or Seller without the other party’s prior written consent.
10.23    Notice to Purchaser – Harris County Municipal Utility District No. 345. Purchaser acknowledges that Purchaser has received the Notice to Purchaser regarding the Harris County Municipal Utility District No. 345 attached hereto as Exhibit R and incorporated herein by this reference for all purposes (the “Mud Notice”). At Closing, Seller and Purchaser shall execute, acknowledge and record the Notice to Purchaser in the Real Property Records of Harris County, Texas.
10.24    Notice to Purchaser – Deed Restrictions (Restrictive Covenants). Purchaser acknowledges that Purchaser has received the Notice to Purchaser attached hereto as Exhibit S and incorporated herein by this reference for all purposes, regarding the deed restrictions referred to therein (the “Restrictive Covenant Notice”). At Closing, Seller and Purchaser shall execute, acknowledge and record the Notice to Purchaser in the Real Property Records of Harris County, Texas.

10.25    Survival. The provisions of this Section 10 shall survive the Closing or a termination of this Agreement.
[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the date first above written.

SELLER:

GREENHOUSE OFFICE INVESTORS I, LLC
a Delaware limited liability company

By:	/s/ Adam Jackson

Name:	Adam Jackson

Title:	Authorized Signatory

NY 76283980v11

PURCHASER:

KBS CAPITAL ADVISORS LLC,
a Delaware limited liability company

By:	/s/ Charles J. Schreiber, Jr.
Charles J. Schreiber, Jr.,
Chief Executive Officer

JOINDER AS TO SECTIONS 3.2 AND 10.20 ONLY:
COMMONWEALTH LAND TITLE INSURANCE COMPANY

By:	/s/ J. Eaton

Name:	J. Eaton

Title:	V.P.

EXHIBIT A
Land
LEGAL DESCRIPTION
BEING a 4.6196 acre (201,229 square foot) tract of land situated in the Washington County Railroad Company (Section 3) Survey, Abstract Number 901 in Harris County, Texas, and being out of and a part of Unrestricted Reserve "B", Block 2 of KATY GREEN subdivision according to the plat thereof recorded under Film Code Number 641130 of the Harris County Map Records, also being 0.0218 of an acre (Tract 2) out of a 1.8489 acre tract of land described in deed to Greenhouse Retail A, Ltd as recorded under Harris County Clerk's File Number 20120491653 and 4.5977 acres (Tract 1) out of the tract of land described in deed to KT Greenhouse, Ltd. as recorded under Harris County Clerk's File Number 20080516370, said 4.6196 acre tract of land being more particularly described as follows with bearings based on the Texas Coordinate System of 1983, South Central Zone:
COMMENCING at a 5/8 inch iron rod with cap stamped "HALFF ASSOC. INC." found at the northeast end of the cutback corner at the intersection of the south right-of-way line of Interstate Highway 10 east bound feeder road (400 feet wide) with the east right-of-way line of South Greenhouse Road (a variable width right-of-way) and being in the north line of said Greenhouse Retail A, Ltd tract;
THENCE with the south right-of-way line of said Interstate Highway 10 east bound feeder road and the north lineof said Greenhouse Retail A, Ltd tract, North 88 degrees 43 minutes 10 seconds East, a distance of 296.27 feet to a 5/8 inch iron rod with cap stamped "HALFF ASSOC. INC." found at the northeast corner of said Greenhouse Retail A, Ltd and the northwest corner of said KT Greenhouse, Ltd. tract for the POINT OF BEGINNING and the northwest corner of the herein described tract of land;
THENCE continuing with the south right-of-way line of said Interstate Highway 10 east bound feeder road, North 88 degrees 43 minutes 10 seconds East, a distance of 235.28 feet to a 5/8 inch iron rod with cap stamped "HALFF" set for the northeast corner of the herein described tract of land;
THENCE departing the south right-of-way line of said Interstate Highway 10 cast bound feeder road over and across said KT Greenhouse, Ltd tract, South 01 degree 16 minutes 50 seconds East, a distance of 450.00 feet to a cut "X" in concrete set in the north line of Block 2 of GREEN TRAILS PARK SECTION FOURTEEN subdivision according to the plat thereof recorded under Film Code Number 377047 of the Harris County Map Records for the southeast corner of the herein described tract of land;
THENCE with the north line of said Block 2, South 88 degrees 43 minutes 10 seconds West, a distance of 624.80 feet to a 5/8 inch iron rod with cap stamped "HALFF ASSOC. INC." found in the east right-of-way line of South Greenhouse Road (a variable width right-of-way) for the southwest corner of the herein described tract of land and the beginning of a non-tangent curve to the right;

A-1

THENCE northwesterly, with the east right-of-way line of said South Greenhouse Road and said curve to the right, having a radius of 1,950.00 feet, a central angle of 01 degree 07 minutes 04 seconds, a chord which bears North 03 degrees 58 minutes 43 seconds West, 38.04 feet and an arc distance of 38.04 feet to a 5/8 inch iron rod with cap stamped "HALFF ASSOC. INC." found at the southwest corner of the aforesaid Greenhouse Retail A, Ltd tract for an angle point in the herein described tract of land;
THENCE departing the east right-of-way line of said South Greenhouse Road with the common line of said Greenhouse Retail A, Ltd. tract, the following courses and distances:
North 88 degrees 43 minutes 10 seconds East, a distance of 36.71 feet to a 5/8 inch iron rod with cap stamped "HALFF" set for an angle point in the herein described tract of land;
North 01 degree 16 minutes 50 seconds West, a distance of 224.38 feet to a 5/8 inch iron rod with cap stamped "HALFF" set for an angle point in the herein described tract of land;
North 88 degrees 43 minutes 10 seconds East, a distance of 347.60 feet to a 5/8 inch iron rod with cap stamped "HALFF" set for an angle point in the herein described tract of land, from which a 5/8 inch iron rod with cap stamped "HALFF" set for the southeast corner of said 0.0218 of an acre bears North 88 degrees 43 minutes 10 seconds East, a distance of 7.00 feet;
THENCE with the east line of the 1.8270 acre remainder of said Greenhouse Retail A, Ltd tract and the west line of said 0.0218 of an acre tract, North 01 degree 16 minutes 50 seconds West, a distance of 135.92 feet to a 5/8 inch iron rod with cap stamped "HALFF" set for the northwest corner of said 0.0218 of an acre tract and being an angle in said 1.8270 acre remainder of Greenhouse Retail A, Ltd tract and the herein described tract of land;
THENCE with the common line of the said 1.8270 acre remainder of Greenhouse Retail A, Ltd tract and said 0.0218 of an acre tract, North 88 degrees 43 minutes 10 seconds East, a distance of 7.00 feet to a 5/8 inch iron rod with cap stamped "HALFF" set for the northeast corner of said 0.0218 of an acre tract and an angle point in the herein described tract of land and said 1.8270 acre remainder of Greenhouse Retail A, Ltd tract, from which the southeast corner of said 0.0218 of an acre tract bears South 01 degree 16 minutes 50 seconds East, a distance of 135.92 feet;
THENCE with the east line of the aforesaid 1.8489 acre Greenhouse Retail A, Ltd tract and the west line of said KT Greenhouse, Ltd tract, North 01 degree 16 minutes 50 seconds West, a distance of 51.70 feet to the POINT OF BEGININNING and containing 4.6196 acres (20,229 square feet) of land.

A-2

EXHIBIT B
(PERSONAL PROPERTY)

GREENHOUSE OFFICE INVENTORY

Reception Area:
1 Dell laptop w/docking station and 1 Dell monitor
1 built-in “L” shaped desk
1 desk chair
2 locking rolling black file pedestals
1 rolling printer table
1 HP printer
2 guest chairs

Conference Room:
1 conference table w/ 10 chairs
1 credenza
1 television

Kitchen:
1 refrigerator
1 microwave
1 toaster over
1 Keurig

Property Manager’s Office:
1 Dell laptop w/docking station and 2 monitors
1 “U” Shaped desk w/ overhead cabinets along the back
1 small round conference table with 4 chairs
1 desk chair
1 HP printer
1 small paper shredder

Engineer Office:
1 Dell laptop w/docking station and 2 monitors
1 desktop w/monitor – Security Access Computer
1 “U” shaped desk
1 desk chair
2 side chairs
1 bookshelf

Extra Office:
1 “U” shaped desk
1 desk chair
2 side chairs

Cubicle One:
1 “L” shaped cubicle desk with overhead bins

Cubicle Two:
1 “L” shaped cubicle desk with overhead bins

Greenhouse Office Park
Tools/Supplies Inventory

Total	Description	Item #
1 set	6 Piece insulated screw driver set	Grainger item #5lw89
1	Wire strippers	Grainger item # 4a854
1 set	Linemans pliers, diagonal cutters, & niddle nose	Grainger item # 1phn7
1 set	Channel Locks 6” & 10”	Grainger item # 10n543
1	Smooth jaw	Grainger item # 4a504
1 set	Crescent wrench set 6”, 8”, & 10”	Grainger item # 4nv54
1	Utility knife	Grainger item # 1yjd6
1	Voltage detector	Grainger item # 2ku25
1	Allen wrench set	Grainger item # 4rb82
1	Fluke electrical meter	Grainger item # 20e890
1	Amprobe thermometer	Grainger item # 2atb1
1	2- Safety glasses	Grainger item # 4fe54
1	Shop vac	Grainger item # 6aky0
1	6' Step Ladder	Grainger item# 3w141
1	8' Stepladder	Grainger item# 3w142
1	Hammer set	Grainger item# 4yr63
1	Tool box	Granger item # 4fb50
1	Cordless drill	Grainger item# 4nnl6
1	Gfci	Grainger item # 5yl45
1	Tool bag	Grainger item # 4zb30
1	Extension cord 50'	Grainger item # 4gac3
1	Lock out tag out box	Grainger item # 5tb22
1	7 Piece nut driver set	Grainger item # 4a843
1	Locking Pliers (Vice grips)	Grainger item# 6c667
1	Screw driver 11 in 1	Grainger item# 23nn72

1	Work gloves	Grainger item # 24u141
1	Disposable Gloves	Grainger item# 1rl59
1	Multi-purpose Shear	Grainger item # 4yp37
1	Hack saw	Grainger item #24c976
1	Socket set 3/8 drive	Grainger item# 4pm18
1	Screwdriver bit set	Grainger item # 3mja1
1	Drill bits	Grainger item# 1br67
1	Tape measuer	Grainger item # 24a475
1	Cart	Grainger item# 4aca1
1	Precision screwdriver	Grainger item# 1clp5
1	Grease gun	Grainger item # 6wa97
1	Leavel	Grainger item# 1tdy8
1	Four wheel Dolly	Grainger item# 48jo72
1	Two wheel Dolly	Granger item #34d667
2	2 Safty vest	Grainger item # 3xlt5
1	Car booster with air pump.	Grainger item # 1ymn2
1	Key lock boxes	Grainger item # 4hy63
1	50 Ft water hose	Grainger item # 20L429
2	24" pipe wrench	Grainger item # 6A653
1	Cold water pressure washer	Grainger item # 32NF40
1	Flammable Saftety Cabinet 28 Gal.	Grainger item # 19T258
1	Handheld Blower	Grainger item # 44X131
1	Digital Sound level Meter	Grainger item # 1LYP4
1 set	Headgear ratchet blue Faceshield visor	Grainger item # 4RC44 & 4YZ58
1	Behind the Neck Ear Muff	Grainger item # 3NKY7
Total	Supplies On-site	Item #
1	Utility knife Blades with dispenser	Grainger item# 4vn32
48 Batterys	D Batterys	Grainger item # 21ek77
1	Wire nuts	Grainger item # 5vyl2
2	Electrical tape	Grainger item #1gaa4
1	Tie wraps	Grainger item# 3jfv5
1	Duct tape	Grainger item# 1xeb5
1	Teflon tape	Grainger item# 3ab55
1	two sided tape	Grainger item# 15f822
0	Painters tape	Grainger item# 6fet7
1	WD-40	Grainger item# 2nv59
1	Grease	Graninger item# 5xb54
0	Caution tape	Grainger item# 4a416
6	Fire Barrier tube
24 Boxes	Ceiling tiles

Total	Lamps & Ballasts
16	Different windows
1 BOX	FP54-T5-841 HO
1 BOX	F54W-T5-835
3 BOXES	FP28-T5-835
1 BOX	F14-T5-841
3 BOXES	FO32-T8-835
32 LAMPS	4 PIN 42W
10 LAMPS	LED MR 16 GU10
26 SWITCHES	WSD-WH
9 BALLAST	OSRAM 3X32T8 UNL PSN-SC

EXHIBIT C
(REQUIRED TENANTS)

•	AECOM

•	J. Connor Consulting, Inc.

•	World Fuel Services, Inc.

C-1

EXHIBIT D-1
TENANT ESTOPPEL CERTIFICATE

Tenant’s Trade Name:
This ESTOPPEL AGREEMENT (“Agreement”) is made as of the date set forth below, by          (“Tenant”), based upon the following facts and understandings of Tenant:
RECITALS

A.
[KBS CAPITAL ADVISORS LLC], a [Delaware limited liability company], or its successors and assigns (“Purchaser”) is under contract to acquire the property known as 19219 Katy Freeway, Houston, Texas (the “Property”).

B.
Tenant is the owner of the tenant’s interest in that certain lease dated                 , which has been amended by instrument(s) dated _________. (Said lease and the referenced amendment(s) thereto are collectively referred to herein as the “Lease”). [___], a Delaware limited liability company is the current landlord (“Landlord”) under the Lease.

C.
Purchaser, as borrower, has applied or will be applying to a lender (“Lender”) for a loan (“Loan”), which will be secured by, among other things, a mortgage, deed of trust, trust indenture or deed to secure debt encumbering the Property (“Mortgage”).

D.
As a condition to Purchaser’s acquiring the Property and Lender’s making the Loan, Purchaser and Lender have required that Tenant furnish certain assurances to, and make certain agreements with, Purchaser and Lender, as set forth below.

THEREFORE, Tenant certifies to, and agrees with, Lender and Purchaser as follows:
1.    ESTOPPEL. Tenant certifies to Lender and Purchaser, as of the date hereof, that:

1.1
Lease Effective. The Lease has been duly executed and delivered by Tenant and, subject to the terms and conditions thereof, the Lease is in full force and effect, the obligations of Tenant thereunder are valid and binding, and there have been no modifications or additions to the Lease, written or oral, other than those, if any, which are referenced above in Recital B.

1.2
No Default. To the best of Tenant’s knowledge: (a) there exists no breach, default, or event or condition which, with the giving of notice or the passage of time or both, would constitute a breach or default under the Lease either by Tenant or Landlord; and (b) Tenant has no existing claims, defenses or offsets against rental due or to become due under the Lease.

D-1-1

1.3
Entire Agreement. The Lease constitutes the entire agreement between Landlord and Tenant with respect to the Property, and Tenant claims no rights of any kind whatsoever with respect to the Property, other than as set forth in the Lease.

1.4	Minimum Rent. The current annual base rent under the Lease is $ per month. (excluding CAM reimbursements and other additional rent.) All rent has been paid through .

1.5	Rental Payment Commencement Date. The rents stated in Section 1.4 above began on .

1.6	Rentable Area. The rentable area of the leased premises is square feet (excluding storage and parking areas).

1.7	Commencement Date. The term of the Lease commenced on .

1.8	Expiration Date. The term of the Lease will expire on .

1.9
No Deposits or Prepaid Rent. No deposits or prepayments of rent have been made in connection with the Lease, except as follows: [$_____ in the form of a cash security deposit / $________ in the form of a letter of credit].

1.10
No Other Assignment. Tenant has received no notice, and is not otherwise aware of, any other assignment of the landlord’s interest in the Lease. Tenant has not assigned its interest in the Lease nor has Tenant sublet any portion of the leased premises other than as follows: ____________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________.

1.11.	Other Rights. Tenant has no right of first refusal or option to purchase all or any portion of the Property.

1.12.	Tenant currently pays $___________ per month as its prorata share of center expenses.

1.13.
All improvements, equipment, trade fixtures and any other items to be constructed or furnished by or at the expense of Landlord for the leased premises have been completed or supplied to the satisfaction of the Tenant, and all contributions by Landlord to Tenant on account thereof or otherwise have been received by Tenant. Tenant is not entitled to any tenant improvement allowances or any other allowances or any free rent except for $______________ still owing for free rent

D-1-2

and $__________________ still owing for tenant improvement allowances or other allowances.
All provisions of the Lease are hereby ratified. Tenant understands that Purchaser may purchase the property of which the leased premises are a part and that such purchase will be in material reliance on this Agreement. Tenant further understands and acknowledges that Lender may rely on this Agreement as a material condition to the funding of the Loan, and this Agreement shall inure to the benefit of Lender and its successors and assigns.
IN WITNESS WHEREOF, Tenant has executed this instrument as of __________, 2016.
“Tenant”

By:
Its:

D-1-3

EXHIBIT D-2
TENANT ESTOPPEL CERTIFICATE (AECOM)
The undersigned, AECOM, a Delaware corporation (“Tenant”), as successor-in-interest to URS Corporation, a Nevada corporation, the tenant under that certain Office Lease dated May 23, 2013 (“Lease”), between Tenant and Greenhouse Office Investors I, LLC, a Delaware limited liability company, as landlord (“Landlord”), hereby certifies as follows:
1.    The Premises (as hereinafter defined) currently under the Lease contains 140,922 Rentable Square Feet, comprised of (i) 126,647 Rentable Square Feet and being all of the rentable area on Floors 3, 4 and 5 of the building located at 19219 Katy Freeway, Harris County, Texas (“Building”), (ii) 3,255 Rentable Square Feet on the first floor of the Building, (iii) 6,005 Rentable Square Feet on the first floor of the Building (the premises described in clauses (i), (ii) and (iii) are collectively referred to as the “Building Premises”), and (iv) 5,195 Rentable Square Feet on the first floor of the Building (the “File Storage Premises”, and together with the Building Premises, collectively, the “Premises”). The Premises is more particularly described on Exhibit A hereto.
2.    The Lease is in full force and effect and has not been modified or amended in any respect except by that (i) First Amendment to Lease Agreement dated September 13, 2013 by and between Landlord and Tenant, (ii) Second Amendment to Lease Agreement dated November 26, 2013 by and between Landlord and Tenant, (iii) Third Amendment to Lease Agreement dated November 24, 2014 by and between Landlord and Tenant, (iv) Fourth Amendment to Lease Agreement dated April 30, 2016 by and between Landlord and Tenant, (v) Notice of Change of Address Letter dated October 28, 2014, (vi) Commencement Letter dated January 30, 2015, and (vii) Commencement Letter to Fourth Amendment dated September 2, 2016.
3.    The Lease has not been assigned, encumbered, subleased or transferred in any manner other than: _________________________________________.
4.    The Commencement Date of the Lease with respect to the Building Premises was ________________ and the expiration date of the Lease with respect to the Building Premises is _____________. With respect to the Building Premises, there are no options to extend the Lease Term beyond such expiration date other than _________________________.
5.    The Commencement Date of the Lease with respect to the File Storage Premises was ________________ and the expiration date of the Lease with respect to the File Storage Premises is _____________. With respect to the File Storage Premises, there are no options to extend the Lease Term beyond such expiration date other than _________________________.
6.    The present monthly rental under the Lease is $_____________. The sum of $ ___________, representing ___ month’s Rent has been paid in advance.
7.    Rent under the Lease has been paid through the month of _____________. Tenant’s estimated share of OE Payments have been paid through ____________________. Tenant’s Pro Rata Share is 69.34%.

D-2-1

8.    To the best knowledge of Tenant, neither it nor the Landlord is in default (or will be in default following the delivery of notice, the passage of time, or both) or claims a default by the other under the Lease, including, without limitation, a breach or default under Section 23 of the Lease because AECOM is the “Tenant” under the Lease, being the successor-in-interest to URS Corporation, except as follows: ______________________________________.
9.    To the best knowledge of Tenant, neither it nor the Landlord has any claims, defenses, or rights of offset against payment of Rent under the Lease, except as follows: ______________________________________.
10.    Tenant makes this statement for the benefit and protection of ______________ with the understanding that _________________ intends to rely on this statement in connection with ______________.
IN WITNESS WHEREOF, this certificate has been executed and delivered by the authorized officers or representatives of the undersigned as of _______________________.
“TENANT”

AECOM, a

By:
Name:
Title:

D-2-2

Exhibit A

Premises

D-2-3

EXHIBIT E
AS –IS ACKNOWLEDGEMENT

The undersigned, KBS Capital Advisors LLC (the “Grantee”), hereby irrevocably and unconditionally acknowledges and agrees that :

Simultaneously herewith, the Grantor (as hereinafter defined) has conveyed title to the Property to Grantee pursuant to the terms of the PSA (as hereinafter defined) by delivering to Grantee the Special Warranty Deed. As a material part of the consideration for the delivery of the Special Warranty Deed, Grantee agrees that Grantee is taking the Property “AS IS” and that there is no warranty by Grantor that the Property has particular financial value or is fit for particular purpose. Grantee acknowledges and stipulates that Grantee is not relying on any representation, statement, or other assertion with respect to the Property by Grantor other than as expressly set forth in the Special Warranty Deed and in the PSA.

All capitalized terms used but not defined herein shall have the respective meanings ascribed to such terms in that certain Contract of Purchase and Sale dated as of [___] between Greenhouse Office Investors I, LLC (“Grantor”) and Grantee (the “PSA”).

KBS CAPITAL ADVISORS LLC,
a Delaware limited liability company

By:
Charles J. Schreiber, Jr.
Chief Executive Officer

E-1

EXHIBIT F
(SPECIAL WARRANTY DEED)

STATE OF TEXAS	)
	)	ss:
COUNTY OF HARRIS	)

NOTICE OF CONFIDENTIALITY RIGHTS: IF YOU ARE A NATURAL PERSON, YOU MAY REMOVE OR STRIKE ANY OR ALL OF THE FOLLOWING INFORMATION FROM THIS INSTRUMENT BEFORE IT IS FILED FOR RECORD IN THE PUBLIC RECORDS: YOUR SOCIAL SECURITY NUMBER OR YOUR DRIVER’S LICENSE NUMBER.

GREENHOUSE OFFICE INVESTORS I, LLC., a Delaware limited liability company (“Grantor”) for and in consideration of the sum of Ten Dollars ($10.00) and other good and valuable consideration to it in hand paid by ________________, a _______________ (“Grantee”), whose mailing address is _______________________, the receipt and sufficiency of which are hereby acknowledged has GRANTED, BARGAINED, SOLD, and CONVEYED, and by these presents does hereby GRANT, BARGAIN, SELL, and CONVEY, unto Grantee all of the real property described in Exhibit “A” attached hereto and made part hereof for all purposes (the “Land”), together with all improvements situated thereon and all rights, title, privileges, and appurtenances pertaining thereto (said Land, improvements, rights, title, interests, privileges, and appurtenances being hereinafter referred to collectively as the “Property”).
The warranty set forth in this Special Warranty Deed is made by Grantor and accepted by Grantee subject to any and all restrictions, reservations, covenants, conditions, rights of way, easements, and all outstanding mineral and royalty interests, if any, now of record in the Official Public Records of Harris County of Real Property, Texas, affecting the Property, to the extent that the same are valid and subsisting (the “Permitted Exceptions”).
TO HAVE AND TO HOLD the Property, subject to the Permitted Exceptions, together with all and singular the rights and appurtenances thereto in anywise belonging unto Grantee, its successors, legal representatives and assigns, forever; and Grantor does hereby bind itself and its successors and legal representatives to WARRANT AND FOREVER DEFEND all and singular the Property, subject to the Permitted Exceptions, unto Grantee, its successors, legal representatives and assigns, against every person whomsoever lawfully claiming or to claim the same, or any part thereof by, through or under Grantor, but not otherwise.
EXECUTED effective _______ __, 2016

GREENHOUSE OFFICE INVESTORS I, LLC, a Delaware limited liability company

By:

Name:
Title	Authorized Signatory

STATE OF TEXAS	)
	)	ss:
COUNTY OF ____________	)

This instrument was acknowledged before me this ___ day of ________ 2016, by ___________________________ of Greenhouse Office Investors I, LLC, a Delaware limited liability company.

_________________________________
Notary Public in and for
The State of Texas

Exhibit A

(Land)

Exhibit B

(Permitted Exceptions)

EXHIBIT G
ASSIGNMENT AND ASSUMPTION OF LEASES AND CONTRACTS
THIS ASSIGNMENT AND ASSUMPTION OF LEASES AND CONTRACTS (this “Assignment”) is executed as of the ____ day of __________, 2016 by and between GREENHOUSE OFFICE INVESTORS I, LLC, a Delaware limited liability company (“Assignor”), having an address c/o JP Morgan Investment Management Inc., 270 Park Avenue, New York, New York 10017 and [__________________], a [__________________________________________] (“Assignee”), having an address c/o [______________________________]. All capitalized terms used but not defined herein shall have the respective meanings ascribed to such terms in that certain Contract of Purchase and Sale dated as of __________________________ between Assignor and [Assignee].
WHEREAS, Assignee is this day purchasing from Assignor and Assignor is conveying to Assignee the Property;
WHEREAS, the Property is encumbered by those certain tenants (the “Tenants”) occupying space under the leases listed and described on Exhibit A annexed hereto (collectively, the “Leases”);
WHEREAS, in connection with its ownership and management of the Property, Assignor has entered into (i) those certain maintenance, service and supply contracts, and equipment leases listed and described on Exhibit B-1 annexed hereto, and (ii) those leasing commission agreements providing for payments for the procurement of tenants in effect on the date hereof, listed and described on Exhibit B-2 annexed hereto (collectively, the “Contracts”); and
WHEREAS, Assignor desires to transfer and assign to Assignee, and Assignee desires to assume as provided herein, all of Assignor’s right, title and interest in and to the Leases and the Contracts.
NOW, THEREFORE, in consideration of Ten Dollars ($10.00) and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:
1.Assignor hereby transfers and assigns to Assignee all right, title and interest of Assignor in and to the Leases and the Contracts.
2.    Assignee hereby affirmatively and unconditionally assumes (i) all of Assignor’s obligations and liabilities under the Leases and the Contracts arising from and after the date hereof, (ii) all Purchaser Leasing Costs, and (iii) Seller Leasing Costs to the extent credited to Purchaser at Closing.
3.    This Assignment is made without warranty, representation, or guaranty by, or recourse against Assignor of any kind whatsoever.

4.    This Assignment may be executed in any number of counterparts, each of which may be executed by any one or more of the parties hereto, but all of which shall constitute one and the same instrument, and shall be binding and effective when all parties hereto have executed and delivered at least one counterpart.
5.    The terms and provisions of this Assignment shall be binding upon and inure to the benefit of the respective parties hereto, and their respective successors and assigns.

IN WITNESS WHEREOF, the parties hereto have caused this Assignment to be duly executed as of the day and year first written above.

ASSIGNOR:

GREENHOUSE OFFICE INVESTORS I, LLC,
a Delaware limited liability company

By:
Name:
Title:

ASSIGNEE:

[___________________________________]

By:
Name:
Title:

EXHIBIT A
(List of Leases)

EXHIBIT B-1
(List of Maintenance, Service and Supply Contracts,
and Equipment Leases)

EXHIBIT B-2
(List of Leasing Commission Agreements)

EXHIBIT H
BILL OF SALE AND GENERAL ASSIGNMENT
THIS BILL OF SALE AND GENERAL ASSIGNMENT (this “Assignment”) is executed as of the ____ day of _____________, 2016 by GREENHOUSE OFFICE INVESTORS I, LLC, a Delaware limited liability company (“Assignor”), having an address c/o JP Morgan Investment Management Inc., 270 Park Avenue, New York, New York 10017 in favor of [______________________________], a [______________________] (“Assignee”), having an address c/o [______________________________]. All capitalized terms used but not defined herein shall have the respective meanings ascribed to such terms in that certain Contract of Purchase and Sale dated as of __________________________ between Assignor and Assignee.
WHEREAS, Assignee is this day purchasing from Assignor and Assignor is conveying to Assignee the Property.
WHEREAS, Assignor desires to assign, transfer, setover and deliver to Assignee all of Assignor’s rights, if any, in and to the Personal Property and the Intangible Property (collectively, the “Assigned Properties”) to the extent assignable.
NOW, THEREFORE, in consideration of Ten Dollars ($10.00) and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:
1.    Assignor hereby assigns, transfers, sets over and delivers to Assignee, its successors and assigns, all of Assignor’s right, title and interest, if any, in and to the Assigned Properties.
2.    This Assignment is made without warranty, representation, or guaranty by, or recourse against Assignor of any kind whatsoever.
3.    This Assignment may be executed in any number of counterparts, each of which may be executed by any one or more of the parties hereto, but all of which shall constitute one and the same instrument, and shall be binding and effective when all parties hereto have executed and delivered at least one counterpart.
4.    The terms and provisions of this Assignment shall be binding upon and inure to the benefit of the respective parties hereto, and their respective successors and assigns.

H-1

IN WITNESS WHEREOF, Assignor has caused this Assignment to be duly executed as of the day and year first written above.

ASSIGNOR:

GREENHOUSE OFFICE INVESTORS I, LLC,
a Delaware limited liability company

By:
Name:
Title:

H-2

EXHIBIT I
CERTIFICATION OF NON-FOREIGN STATUS UNDER
TREASURY REGULATIONS SECTION 1.1445-2(B)
(ENTITY TRANSFEROR, AS SOLE OWNER OF DISREGARDED ENTITY)

Section 1445 of the Internal Revenue Code provides that a transferee of a U.S. real property interest must withhold tax if the transferor is a foreign person. For U.S. tax purposes (including section 1445), the owner of a disregarded entity (which has legal title to a U.S. real property interest under local law) will be the transferor of the property and not the disregarded entity. To inform the transferee that withholding of tax is not required upon the disposition of a U.S. real property interest by Greenhouse Office Investors I, LLC (“Grantor”), the undersigned hereby certifies the following on behalf of Greenhouse Office Venture I, LLC (i.e., entity owner of Grantor), the sole owner of Grantor:
5.    Greenhouse Office Venture I, LLC is not a foreign corporation, foreign partnership, foreign trust, or foreign estate (as those terms are defined in the Internal Revenue Code and Income Tax Regulations);
6.    Greenhouse Office Venture I, LLC is not a disregarded entity as defined in § 1.1445-2(b)(2)(iii);
7.    Greenhouse Office Venture I, LLC’s U.S. employer identification number is _________; and
8.    Greenhouse Office Venture I, LLC’s office address is ___________________.
Greenhouse Office Venture I, LLC understands that this certification may be disclosed to the Internal Revenue Service by transferee and that any false statement contained herein could be punished by fine, imprisonment, or both.
Under penalties of perjury I declare that I have examined this certification and to the best of my knowledge and belief it is true, correct, and complete, and I further declare that I have authority to sign this document on behalf of Greenhouse Office Venture I, LLC.
Dated: __________________

Greenhouse Office Venture I, LLC,
as sole owner of Greenhouse Office Investors I, LLC, a disregarded entity for tax purposes under §1.1445-2(b)(2)(iii) of the Income Tax Regulations By:_____________________________ Name: Title:

I-1

EXHIBIT J
(FORM OF TENANT NOTICE)
Greenhouse Office Investors I, LLC
c/o Stream Realty Partners, L.P.
2001 Ross Avenue, Suite 2800
Dallas, TX 75201

______________ _, 2016
By Certified Mail -
Return Receipt Requested
_______________________
_______________________
_______________________
_______________________

Re:
Lease (the “Lease”) dated __________ between _____________________ (“Landlord”) and ______________________ encumbering certain real property located at 19219 Katy Freeway, Houston, Texas (the “Property”)

Ladies and Gentlemen:
Please be advised that (1) Landlord has conveyed all of its right, title and interest in and to the Property, including its interest as landlord under the Lease, to _____________________________ (“Purchaser”), and (2) Purchaser has assumed Landlord’s obligations under the Lease to the extent first accruing and applicable to the period after the date hereof.
In connection with such sale, Landlord has assigned and transferred its interest in your Lease and your security deposit thereunder in the amount of $_______________ (the “Security Deposit”) to Purchaser. Purchaser acknowledges that Purchaser has received and is responsible for the Security Deposit, the intent of Landlord and Purchaser being to relieve Landlord of any liability for the return of the Security Deposit.
Accordingly, effective as of the date hereof, you are hereby notified and directed to deliver all future rent and additional rent payments due under the Lease, and any notices, inquiries or requests relating thereto, to Purchaser at:

J-3

All future notices and all Lease inquiries, with respect to the Lease should be made to the Purchaser in accordance with your Lease at the following address:

Very truly yours,

GREENHOUSE OFFICE INVESTORS I, LLC,
a Delaware limited liability company

By:
Name:
Title:

[SIGNATURES CONTINUE ON THE FOLLOWING PAGE]

J-2

Acknowledged and Agreed to by:

[___________________________________],
A [______________________________]

By:
Name:
Title:

J-3

EXHIBIT K
INTENTIONALLY OMITTED

K-1

EXHIBIT L
OWNER’S TITLE CERTIFICATE

Commonwealth Land Title Company
_________________________
_________________________
Attn: ____________________
The undersigned, in [his/her] capacity as __________________________ of the entity stated below (“Seller”), and not individually, being duly sworn, hereby say, as of the date hereof and to Seller’s knowledge, as follows:
1.    The sale of the real property commonly known as Greenhouse Office Park in Houston, Texas (the “Property”), as more particularly described in Exhibit A hereto and in the Commitment for Title Insurance GF# __________________ dated effective __________________, covering the Property and issued by Commonwealth Land Title Company (the “Title Company”), has been duly authorized by Seller.
2.    No person is entitled to occupy the Property, except for those tenants listed on Exhibit B hereto. Except as may otherwise be disclosed in the real property records in the county in which the Property is located or otherwise known by the Title Company, there are no outstanding options to purchase or rights of first refusal to purchase the Property.
3.    All labor, services and materials supplied to the Property have been, or will in the ordinary course of business be, paid in full.
4.    Seller is not a “foreign person” as that term is defined in Section 1445 of the Internal Revenue Code, as amended.
This Affidavit is given to Title Company on behalf of Seller in order to induce Title Company to issue an Owner’s Policy of Title Insurance and required endorsements.
The phrase “to Seller’s knowledge” means the actual, present knowledge (excluding constructive or imputed knowledge) and conscious awareness of _______________ (the “Knowledge Party”). This affidavit shall survive until six months after the date hereof, at which time the provisions hereof (and any cause of action resulting from any breach not then in litigation) shall terminate; and to the extent the Title Company shall have knowledge as of the date hereof that any of the statements contained herein is false or inaccurate, then Seller shall have no liability with respect to the same. The Title Company shall be deemed to have knowledge of any matter in the public record.
Neither the Knowledge Party nor any present or future member, advisor, trustee, director, officer, employee, beneficiary, shareholder, participant, direct or indirect partner or agent of Seller, shall have any personal liability, directly or indirectly, under or in connection with this affidavit; and the Title Company and its successors and assigns and co-insurers, and, without limitation, all other persons and entities, shall look solely to the Seller for the payment of any claim or for any performance.

EXECUTED effective as of _______________, 2016.

SELLER:	GREENHOUSE OFFICE INVESTORS I, LLC, a Delaware limited liability company
By: ___________________________
Name: _________________________
Title: __________________________

EXHIBIT A

(Legal Description)

EXHIBIT B

(Tenants)

EXHIBIT M
INSPECTION DOCUMENTS

a.	Financial records for the Property including:

•	Current Rent Roll including rent steps, CPI increases and base year expense stops;

•	Operating Statements & budgets (Current/year-to-date and the last full calendar year);

•	2 years of CAM, tax and insurance reconciliations, including tenant invoices; and

•	Aged Receivable Reports.

b.	All existing leases, lease abstracts and files;

c.	All pending leases, lease proposals and letters of intent under negotiation between landlord and prospective tenants;

d.	Evidence of insurance coverage;

e.	All contracts and agreements pertaining to service, labor, construction, and maintenance;

f.	Copies of the most recent property tax bills;

g.	All existing warranties, plans, surveys, drawings and specifications;

h.	All licenses, permits and maps (tentative and final) relating to the Property and pending applications to governmental entities;

i.	Copies of all documents regarding outstanding litigation, liens or threatened claims;

j.	All building and occupancy permits, including certificates of occupancy, if available;

k.	A list of any personal property constituting the Property in which Seller has an interest;

l.	All “air rights,” easement(s) and “common area” agreements; and

m.	Information pertaining to the parking garage income and expenses.

DOCUMENTS REQUIRED FOR 3-14 AUDIT

Background Questions

•	Basis of Accounting: Cash, Tax, Accrual, Historical GAAP? Historical GAAP preferred.

•	Have property financial statements been audited?

•	Have audits been performed for the most recent full calendar year?

•	If audited by what firm?

General

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•
Property operating statements for the most recent full calendar year and for the current year to date with break out in quarterly intervals. Post-closing we will need the income statement from the last full quarter provided to the closing date.

•	General ledger for the most recent full calendar year and for the current year to date (should include activity for entire year and all general ledger accounts).

•	Management representation letter.

Revenues
Access to the following for all revenues for the most recent full calendar year and for the current year to date:

•	Lease agreements including any leases which have expired or were terminated in the latest full calendar year and the current year.

•	Rent rolls

•	Billing invoices

•	Straight lining of rent support for the last full calendar year and for the current year to date (if applicable)

•	Tenant ledger for the last full calendar year and for the current year to date

•	Rent rolls at year end for the last five years.

Access to the following for certain revenues, if applicable, for the most recent full calendar year and for the current year to date:

•	Schedule of parking revenues and related support (agreements, copy of receipts, etc.).

•	Schedule of interest income and related support (confirmations, bank statements, etc.).

Expenses
Access to the following for all certain expenses, if applicable, for the most recent full calendar year and for the current year to date:

•	Property tax bills

•	Insurance statements

•	Insurance Accord Certificates

•	Utility Bills

•	Management fee calculation

•	Agreements with Contractors

Note: Support should cover entire year and current year.
Reimbursable Expenses

Access to the following for the most recent full calendar year and for the current year to date:

•	CAM calculation to support monthly billings.

•	Year-end CAM reconciliation.

Post-closing

•	Final income statement for the current year from January 1, through the date of sale.

•	Final general ledger containing operating statement accounts for the current year from January 1, through the date of sale.

M-2

EXHIBIT N
(LEASE EXHIBIT)

1.	AECOM - successor to URS Corporation

a.	URS Corporation Office Lease dated May 23, 2013

b.	URS Corporation First Amendment to Lease Agreement dated September 13, 2013

c.	URS Corporation Second Amendment to Lease Agreement dated November 26, 2013

d.	URS Corporation Third Amendment to Lease Agreement dated November 24, 2014

e.	AECOM Fourth Amendment to Lease Agreement dated April 30, 2016

f.	URS Corporation Exhibit G Memorandum of Lease dated May 23, 2013

g.	URS Corporation Commencement Letter dated January 30, 2015

h.	AECOM Notice of Change of Address Letter date October 28, 2014

i.	AECOM Commencement Letter to Fourth Amendment dated September 2, 2016

2.	Stream Realty Partners – Houston, L.P.

a.	Stream Realty Partners Office Lease dated September 30, 2014

b.	Stream Realty Partners Commencement Letter dated November 6, 2014

3.	American Family Life Assurance Company (AFLAC)

a.	AFLAC Office Lease dated February 5, 2015

b.	AFLAC Commencement Letter dated September 1, 2015

c.	AFLAC Subordination, Non-Disturbance and Attornment Agreement dated February 5, 2015

4.	J. Connor Consulting, Inc.

a.	J. Connor Consulting Office Lease dated April 9, 2015

b.	J. Connor Consulting Commencement Letter dated September 7, 2015

c.	J. Connor Consulting Subordination, Non-Disturbance and Attornment Agreement dated April 4, 2015
d.

5.	Celebrity Title Company, LLC

a.	Celebrity Title Office Lease dated September 21, 2015

b.	Celebrity Title Commencement Letter dated May 6th, 2016

6.	World Fuel Services, Inc.

a.	World Fuel Office Lease dated March 28, 2016
World Fuel Services Commencement Letter dated August 25, 2016

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EXHIBIT O
(MAINTENANCE, SERVICE AND SUPPLY CONTRACTS,
AND EQUIPMENT LEASES)

1.	Contract for security guard service with ABM Security Services dated May 29, 2014

2.	Contract for janitorial services with ABM Janitorial Services – South Carolina, Inc. dated May 29, 2014

3.	Contract for quarterly/annual inspection of the fire systems with Allied Fire Protection, LP dated July 2015

4.	Contract for interior plant maintenance with Always in Season, Inc. dated June 30, 2014

5.	Contract for interior holiday decorations with Always in Season, Inc. dated August 2015

6.	Contract for fire alarm monitoring with Fire Safe Protection Services, LP dated May 9, 2014

7.	Contract for pest control services with Environmental Coalition Incorporated dated June 10, 2014

8.	Copier Lease with Ricoh USA Program provided by GE Capital dated December 5, 2014

9.	Contract for LEED/Energy Star tracking with GOBY LLC dated December 11, 2015

10.	Contract for HVAC preventative maintenance with Heat Transfer Solutions, Inc. dated September 2015

11.	Contract for floor maintenance services with Mid America Metals dated June 30, 2014

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12.	Contract for metal maintenance services with Mid America Metals dated March 1, 2015

13.	Contract for water treatment services with Nalco Company dated June 2015

14.	Electricity Sales Agreement with Reliant Energy Retail Services, LLC dated May 6, 2015

15.	Contract for garage sweeping with Royal Services Company, LLC dated June 26, 2014

16.	Contract for solid waste removal & recycling with Dornak Enterprises, Inc. dated May 2015; Amended and dated on February 20, 2015

17.	Contract for exterior landscaping services with Silversand Services, Inc. dated June 10, 2014

18.	Contract for fire pump preventative maintenance services with Total Energy Solutions Company, LLC dated July 2015

19.	Contract for uniform rental with Triple D Uniform Rental, Inc. dated March 23, 2016

20.	Contract for after-hours answering services with VoiceLink Communications dated June 23, 2014

21.	Contract for drop box services with FedEx dated June 27, 2014

22.	Contract for controls on site operator with Heat Transfer Solutions, Inc. dated September 2015

23.	Contract for drop box services with UPS undated

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EXHIBIT P
(LEASING COMMISSION AGREEMENTS)

1.	AECOM

a.	Newmark Real Estate of Houston, LLC d/b/a Newmark Grubb Knight Frank
Commission Agreement dated May 16, 2013 -- (Original Premises)

b.	Newmark Real Estate of Houston, LLC d/b/a Newmark Grubb Knight Frank
Commission Agreement dated August 5, 2013 -- (First Additional Premises)

c.	CBRE, Inc.
Commission Agreement dated April 27, 2016 -- (File Storage Premises)

2.	American Family Life Assurance Company, a Nebraska corporation

a.	Jones Lang LaSalle Brokerage, Inc., a Texas corporation
Commission Agreement dated December 15, 2014

3.	Celebrity Title Company, LLC, a Texas Limited Liability Company

a.	Rothchild Residential Properties, Inc., a Texas corporation
Commission Agreement dated September 2, 2015

4.	J. Connor Consulting, Inc., a Texas corporation

a.	PCR Brokerage Houston, LLC dba NAI Partners
Commission Agreement dated March 3, 2015

5.	World Fuel Services, Inc., a Texas corporation

a.	CBRE, Inc.
Commission Agreement dated January 4, 2016

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EXHIBIT Q
ESCROW AGREEMENT
THIS ESCROW AGREEMENT (this “Agreement”), dated as of the ___ day of [_________, 2016], is among COMMONWEALTH LAND TITLE INSURANCE COMPANY, having an address at 4100 Newport Place Drive, Suite 120, Newport Beach, CA 92660 (“Escrowee”), GREENHOUSE OFFICE INVESTORS I, LLC, a Delaware limited liability company, having an address c/o JP Morgan Investment Management Inc., 270 Park Avenue, New York, New York 10017 (“Seller”), and [____________________], having an address at [____________________] (“Purchaser”).
W I T N E S S E T H
WHEREAS, Seller and Purchaser entered into that certain Contract of Purchase and Sale dated as of [_________ __, 2016], for the purchase and sale of that certain property know as 19219 Katy Freeway (the “Property”), as more particularly described therein (hereinafter referred to as the “Contract”);
WHEREAS, the Contract provides for the terms and conditions applicable to the sale and purchase of the Property and the performance obligations and rights of Seller and Purchaser; and
WHEREAS, Seller and Purchaser agree, pursuant to the Contract, that Escrowee shall hold, in escrow the Deposit (capitalized terms not otherwise defined herein are defined pursuant to Paragraph 6 hereof) in accordance with the terms and conditions of the Contract and this Agreement. All capitalized terms used but not defined herein shall have the meaning set forth in the Contract.
NOW, THEREFORE, the parties hereto agree as follows:
1.Appointment of Agent.
1.1    Purchaser and Seller hereby appoint Escrowee to act as their escrow agent on the terms and conditions hereinafter set forth, and Escrowee accepts such appointment.
1.2    Escrowee agrees to hold the Deposit on behalf of the parties to the Contract, and to apply, disburse and deliver the Deposit as provided in the Contract and this Agreement. In the event of any conflict between the terms and conditions of the Contract and the terms or conditions of this Agreement, as to the obligations of Escrowee, the terms and conditions of this Agreement shall govern and control.
2.    Disposition of the Deposit.
2.1    Escrowee shall hold the Deposit in an interest bearing savings account which rate of interest need not be maximized. Escrowee shall not commingle the Deposit with any other funds.

2.2    Escrowee shall pay the Deposit to Seller or otherwise in accordance with the terms of the Contract. If prior to the Closing, either party makes a demand upon Escrowee for delivery of the Deposit, Escrowee shall give notice to the other party of such demand. If a notice of objection to the proposed payment is not received from the other party within seven (7) Business Days after the giving of notice by Escrowee, Escrowee is hereby authorized to deliver the Deposit to the party who made the demand. If Escrowee receives a notice of objection within said period, then Escrowee shall continue to hold the Deposit and thereafter pay it to the party entitled when Escrowee receives (a) notice from the objecting party withdrawing the objection, or (b) a notice signed by both parties directing disposition of the Deposit, or (c) a judgment or order of a court of competent jurisdiction.
2.3    Nothing in this Section 2 shall have any effect whatsoever upon Escrowee’s rights, duties, and obligations under Section 3.
3.    Concerning Escrowee.
3.1    Escrowee shall be protected in relying upon the accuracy, acting in reliance upon the contents, and assuming the genuineness of any notice, demand, certificate, signature, instrument or other document which is given to Escrowee without verifying the truth or accuracy of any such notice, demand, certificate, signature, instrument or other document;
3.2    Escrowee shall not be bound in any way by any other contract or understanding between Seller and Purchaser, whether or not Escrowee has knowledge thereof or consents thereto unless such consent is given in writing;
3.3    Escrowee’s sole duties and responsibilities shall be to hold and disburse the Deposit in accordance with this Agreement and the Contract; provided, however, that Escrowee shall have no responsibility for the clearing or collection of the check representing the Deposit;
3.4    Upon the disbursement of the Deposit in accordance with this Agreement, Escrowee shall be relieved and released from any liability under this Agreement;
3.5    Escrowee may resign at any time upon at least ten (10) Business Days prior written notice to Seller and Purchaser hereto. If, prior to the effective date of such resignation, Seller and Purchaser hereto shall have approved, in writing, a successor escrow agent, then upon the resignation of Escrowee, Escrowee shall deliver the Deposit to such successor escrow agent. From and after such resignation and the delivery of the Deposit to such successor escrow agent, Escrowee shall be fully relieved of all of its duties, responsibilities and obligations under this Agreement, all of which duties, responsibilities and obligations shall be performed by the appointed successor escrow agent. If for any reason Seller and Purchaser shall not approve a successor escrow agent within such period, Escrowee may bring any appropriate action or proceeding for leave to deposit the Deposit with a court of competent jurisdiction, pending the approval of a successor escrow agent, and upon such deposit Escrowee shall be fully relieved of all of its duties, responsibilities and obligations under this Agreement;

3.6    Seller and Purchaser hereby agree to, jointly and severally, indemnify, defend and hold harmless Escrowee from and against any liabilities, damages, losses, costs or expenses incurred by, or claims or charges made against, Escrowee (including reasonable attorneys’ fees and disbursements) by reason of Escrowee performing its obligations pursuant to, and in accordance with, the terms of this Agreement, but in no event shall Escrowee be indemnified for its negligence, willful misconduct or breach of the terms of this Agreement;
3.7    In the event that a dispute shall arise in connection with this Agreement or the Contract, or as to the rights of Seller and Purchaser in and to, or the disposition of, the Deposit, Escrowee shall have the right to (w) hold and retain all or any part of the Deposit until such dispute is settled or finally determined by litigation, arbitration or otherwise, or (x) deposit the Deposit in an appropriate court of law, following which Escrowee shall thereby and thereafter be relieved and released from any liability or obligation under this Agreement, or (y) institute an action in interpleader or other similar action permitted by stakeholders in the State of Texas, or (z) interplead Seller or Purchaser in any action or proceeding which may be brought to determine the rights of Seller and Purchaser to all or any part of the Deposit; and
3.8    Escrowee shall not have any liability or obligation for loss of all or any portion of the Deposit by reason of the insolvency or failure of the institution of depository with whom the escrow account is maintained.
4.    Termination.
This Agreement shall automatically terminate upon the delivery or disbursement by Escrowee of the Deposit in accordance with the terms of the Contract and terms of this Agreement, as applicable.
5.    Notices.
All notices, requests or other communications which may be or are required to be given, served or sent by any party hereto to any other party hereto shall be deemed to have been properly given, if in writing and shall be deemed delivered (a) upon delivery, if delivered in person, by PDF or similar attachment to an e-mail, or by facsimile transmission with receipt thereof confirmed by printed facsimile acknowledgment (in the case of e-mail or facsimile delivery, with a confirmation copy delivered in person or by overnight delivery within two (2) Business Days thereafter), (b) one (1) Business Day after having been deposited for overnight delivery with any reputable overnight courier service, or (c) three (3) Business Days after having been deposited in any post office or mail depository regularly maintained by the United States Postal Office and sent by registered or certified mail, postage paid, return receipt requested, and in each case, addressed as follows:

To Seller:	Greenhouse Office Investors I, LLC c/o J.P. Morgan Investment Management Inc. 270 Park Avenue New York, New York 10017

Attention: Dianna Russo Telephone: (212) 648-2133 Email: dianna.russo@jpmorgan.com

With a Copy To:	Greenhouse Office Investors I, LLC c/o J.P. Morgan Investment Management Inc. P.O. Box 5005 New York, New York 10163-5005

With a Copy To:	Greenhouse Office Investors I, LLC c/o Stream Realty Partners, L.P. 2001 Ross Avenue, Suite 2800 Dallas, TX 75201 Attention: Adam Jackson Telephone: 214-267-0458 Email: ajackson@streamrealty.com

With a Copy To:	Stroock & Stroock & Lavan LLP 180 Maiden Lane New York, New York 10038-4982 Attention: Steven Moskowitz, Esq. Telephone: (212) 806-5899 Email: smoskowitz@stroock.com

With a Copy To:	Vinson & Elkins LLP Trammel Crow Center 2001 Ross Avenue, Suite 3700 Attention: Glenn Koury Telephone: (214) 220-7829 Email: gkoury@velaw.com

To Purchaser:	KBS Capital Advisors LLC 800 Newport Center Drive, Suite 700 Newport Beach, CA 92660 Attention: Gio Cordoves Facsimile: (949) 417-6501 Telephone: (949) 797-0324 Email: gcordoves@kbs.com

With a Copy To:	James Chiboucas, Esq. 800 Newport Center Drive, Suite 700 Newport Beach, California 92660 Facsimile: (949) 417-6501 Telephone: (949) 417-6555 Email: jchiboucas@kbs.com

With a Copy To:	Greenberg Traurig, LLP 3161 Michelson Drive, Suite 1000 Irvine, CA 92612 Attention: L. Bruce Fischer, Esq. Facsimile: (949) 732-6501 Telephone: (949) 732-6670 Email: fischerb@gtlaw.com

To Escrowee:	Commonwealth Land Title Insurance Company 4100 Newport Place Drive, Suite 120 Newport Beach, CA 92660 Attention: Joy Eaton Facsimile: (949) 271-5762 Telephone: (949) 724-3145 Email: joyeaton@cltic.com

6.    Governing Law/Waiver of Trial by Jury.
THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED ENTIRELY WITHIN SUCH STATE, WITHOUT REGARD TO THE CONFLICTS OF LAW PRINCIPLES OF SUCH STATE. THE PARTIES HERETO HEREBY WAIVE TRIAL BY JURY IN ANY ACTION OR PROCEEDING ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT.
7.    Successors.
This Agreement shall be binding upon and inure to the benefit of the respective successors and permitted assigns of the parties hereto; provided, however, that except as expressly provided herein as to the Escrowee, this Agreement may not be assigned by any party without the prior written consent of the other parties.
8.    Entire Agreement.
This Agreement, together with the Contract, contains the entire agreement and understanding between the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and understandings relating to such subject matter.
9.    Amendments.
Except as expressly provided in this Agreement, no amendment, modification, termination, cancellation, rescission or supersession to this Agreement shall be effective unless it shall be in writing and signed by each of the parties hereto.
10.    Counterparts and/or Facsimile Signatures.

This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same document. Executed copies hereof may be delivered by facsimile, PDF or email, and upon receipt, shall be deemed originals and binding upon the parties hereto.
11.    Severability.
If any provision of the Agreement or the application of any such provision to any person or circumstance shall be held invalid, illegal, or unenforceable in any respect by a court of competent jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision hereof. Each provision of this Agreement shall be valid and enforceable to the fullest extent permitted by law.
[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the parties have executed and delivered this Escrow Agreement as of the date and year first above written.

COMMONWEALTH LAND TITLE INSURANCE COMPANY

By:
Name:
Title:

GREENHOUSE OFFICE INVESTORS I, LLC,
a Delaware limited liability company

By:
Name:
Title:

KBS CAPITAL ADVISORS LLC, a Delaware limited liability company

By:
Name:
Title:

EXHIBIT R
FORM OF MUD NOTICE
The real property, described below, that you are about to obtain title to is located in the Harris County Municipal Utility District No. 345 (the “District”). The District has taxing authority separate from any other taxing authority and may, subject to voter approval, issue an unlimited amount of bonds and levy an unlimited rate of tax in payment of such bonds. As of this date, the rate of taxes levied by the District on real property located in the District for the tax year [___] is $[__] on each [$100] of assessed valuation. The total amount of bonds, excluding refunding bonds and any bonds or any portion of bonds issued that are payable solely from revenues received or expected to be received under a contract with a governmental entity, approved by the voters and which have been or may, at this date, be issued is $[____________], and the aggregate initial principal amounts of all bonds issued for one or more of the specified facilities of the District and payable in whole or in part from property taxes is $[__________].
The District is located in whole or in part in the extraterritorial jurisdiction of the City of Houston. By law, a district located in the extraterritorial jurisdiction of a municipality may be annexed without the consent of the district or the voters of the district if the municipality complies with the procedures and requirements of Chapter 43, Texas Local Government Code, as amended. When a district is annexed, the district is dissolved.
The purpose of this District is to provide water, sewer, drainage, flood control or recreational facilities and services within the District through the issuance of bonds payable in whole or in part from property taxes. The cost of these utility facilities is not included in the amount credited by you for the capital contribution of the property, and these utility facilities are owned or to be owned by the District. The legal description of the property which you are acquiring is described in Exhibit “A” attached hereto and made a part hereof.

SELLER:

GREEN HOUSE OFFICE INVESTORS I, LLC, a Delaware limited liability company

By:
Date	Name:
Title:

PURCHASER IS ADVISED THAT THE INFORMATION SHOWN ON THIS FORM IS SUBJECT TO CHANGE BY THE DISTRICT AT ANY TIME. THE DISTRICT ROUTINELY ESTABLISHES TAX RATES DURING THE MONTHS OF SEPTEMBER THROUGH DECEMBER OF EACH YEAR, EFFECTIVE FOR THE YEAR IN WHICH THE TAX RATES ARE APPROVED BY THE DISTRICT. PURCHASER IS ADVISED TO CONTACT THE DISTRICT TO DETERMINE THE STATUS OF ANY CURRENT OR PROPOSED CHANGES TO THE INFORMATION SHOWN ON THIS FORM.

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The undersigned purchaser hereby acknowledges receipt of the foregoing notice at or prior to execution of a binding contract for the contribution to purchaser of the real property described in such notice or at closing of the contribution of the real property.

PURCHASER:

[______________________], [______________________]

By:
Date	Name:
Title:

THE STATE OF TEXAS	§
§
COUNTY OF __________	§

This instrument was acknowledged before me on the [___] day of [________], by [______________], Authorized Signatory of GREEN HOUSE OFFICE INVESTORS I, LLC, a Delaware limited liability company, on behalf of said limited liability company.

[SEAL]	Notary Public in and for The State of Texas

My Commission Expires:

[PLACEHOLDER FOR ACKNOWLEDGMENT TO PURCHASER’S SIGNATURE]

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EXHIBIT S
FORM OF NOTICE TO PURCHASER REGARDING RESTRICTIVE COVENANTS

STATE OF TEXAS        §
§
COUNTY OF HARRIS        §

Purchaser:    ___________________________________________

Seller:        ___________________________________________

Property:    See Exhibit A attached hereto and incorporated herein by this reference

The Property is being purchased by Purchaser and is subject to restrictive covenants recorded in/under [(i) Film Code No. 641130 of the Map Records of Harris County, Texas, and those recorded in/under Clerk's File Nos. M541389, N719322 and R105534 of the Real Property of Harris County, Texas], and (ii) Clerk's File No. 20130256729 of the Real Property Records of Harris County, Texas.

THE RESTRICTIONS LIMIT PURCHASER’S USE OF THE PROPERTY. THE CITY OF HOUSTON IS AUTHORIZED BY STATUTE TO ENFORCE COMPLIANCE WITH CERTAIN DEED RESTRICTIONS. Purchaser is advised that, in the absence of a declaratory judgment that the referenced restrictions are no longer enforceable, the City of Houston may sue to enjoin a violation of such restrictions. ANY PROVISIONS THAT RESTRICT THE SALE, RENTAL, OR USE OF THE REAL PROPERTY ON THE BASIS OF RACE, COLOR, RELIGION, SEX, OR NATIONAL ORIGIN ARE UNENFORCEABLE; however, the inclusion of such provisions does not render the remainder of the deed restrictions invalid.

This Notice may be executed in multiple counterparts, each of which constitutes an original but all of which taken together constitute one document.

[Signatures are on the following pages]

______________________
1 To be confirmed.

EXECUTED on the dates set forth in the acknowledgements below, to be effective as of __________________ __, 2016.

SELLER:
_____________________________________,
a _____________________________

By:
Name:
Title:

STATE OF TEXAS    §
§
COUNTY OF _______    §

This instrument was acknowledged before me on the ___ day of __________________, 2016, by __________________________, ___________________ of _____________________, a ________________________, on behalf of said ____________________.

Notary Public, State of Texas
My Commission Expires:

The undersigned hereby acknowledges receipt of the Notice to Purchaser Regarding Restrictive Covenants at or before closing the purchase of the Property.

PURCHASER:
_____________________________________,
a _____________________________

By:
Name:
Title:

[PLACEHOLDER FOR ACKNOWLEDGMENT TO PURCHASER’S SIGNATURE]

“EXHIBIT A”